TERM LOAN AND SECURITY AGREEMENT


     THIS TERM LOAN AND SECURITY AGREEMENT is made this 3rd day of June, 1999, by and between Kimmins Contracting Corp. and Kimmins Equipment Leasing Corp., as co-borrowers (hereafter collectively referred to as "Borrower"), a corporation organized and existing under the laws of the State of Florida with its principal place of business located at 1501 2nd Avenue, Tampa, Florida 33605; and Caterpillar Financial Services Corporation ("Lender"), a Delaware corporation with its principal place of business located at 3322 West End Avenue, Nashville, Tennessee 37203.

     Whereas, Borrower is obligated to Lender in the aggregate amount of Forty-Nine Million, One Hundred Twenty-Five Thousand, Four Hundred Eighty-Six and 00/100 dollars ($49,125,486.00) pursuant to loans listed in Section 2.2(b) below representing separate notes, loan agreements and other documents, and

     Whereas, Borrower and Lender desire to consolidate all of the aforesaid separate obligations into one note and loan agreement along with other required documentation related thereto.

     Now therefore, the parties agree as follows:

SECTION 1. GENERAL DEFINITIONS

     1.1 Defined Terms. When used herein, the following terms shall have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

     "Account(s)" shall mean any right of the Borrower to payment for goods sold or leased or for services rendered which is not evidenced by an Instrument or Chattel Paper, whether or not earned by performance.

     "Adjusted  Tangible  Assets"  shall mean all assets  except:  (i)  deferred assets, other than prepaid insurance and prepaid taxes; (ii) patents, copyrights, trademarks, trade names, non-compete agreements, franchises and other similar intangibles; (iii) good will, including any amounts, however designated on a balance sheet of a Person and its Subsidiaries, representing the excess of the purchase price paid for assets or stock over the value assigned thereto on the books of each such Person; (iv) Restricted Investments other than those identified in Exhibit A and approved by Lender; (v) unamortized debt discount and expense; (vi) assets located and notes and receivables due from obligors outside of the United States of America; and (vii) Accounts, notes and other receivables due from Affiliates or employees in excess of $1,000,000 in the aggregate, excepting that certain receivables due from Kimmins Corp. as a result of Borrower advancing funds to Kimmins Corp. pursuant to the Working Capital Loan and Security Agreement.

     "Adjusted  Tangible  Net Worth"  shall mean at any date an amount equal to:
(i) the amount at which the Adjusted Tangible Assets of a Person would be shown on a balance sheet at such date in accordance with GAAP; less (ii) the amount at which such Person's liabilities (other than capital stock, additional paid-in capital, and retained earnings) would be shown on such balance sheet in accordance with GAAP, and including as liabilities all reserves for contingencies and other potential liabilities, as required to be shown on such balance sheet in accordance with GAAP.

     "Affiliate" shall mean a Person: (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Borrower; (ii) which beneficially owns or holds 5% or more of any class of the Voting Stock of the Borrower; or (iii) 5% or more of the Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by the Borrower or a Subsidiary of the Borrower. For purposes hereof, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise.

     "Agreement" shall mean this Loan and Security Agreement.

     "Applicable Law(s)" shall mean all laws, rules and regulations applicable to the Person, conduct, transaction, covenant or Loan Documents in question, including, but not limited to, all applicable common law and equitable principles; all provisions of all applicable state and federal constitutions, statutes, rules, regulations and orders of governmental bodies; and orders, judgments and decrees of all courts and arbitrators.

     "Bank" shall mean any financial institution with which the Borrower may, from time to time, maintain credit lines for financing its or its Subsidiaries' acquisition of Property.

     "Base Rate" shall mean the per annum rate equal to Eight and 1/4 percent (8 1/4%).

     "Board of Governors" shall mean the Board of Governors of the Federal Reserve Board of the United States Federal Reserve System.

     "Borrower" shall mean Kimmins Contracting Corp. and Kimmins Equipment Leasing Corp.

     "Borrowing" shall mean the Borrower's incurrence of a Loan made by the Lender on a single date under Section 2.1 hereof.

     "Business  Day" shall mean a day other  than (i) a Saturday  or Sunday,  or
(ii) a day on which banks are authorized by law to be closed in New York, New York.

     "Capital Expenditures" shall mean expenditures made or liabilities incurred for the acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto which have a useful life of more than one year, including, without limitation, the direct or indirect acquisition of such assets by way of increased product or service charges, offset items or otherwise and the current portion of Capitalized Lease Obligations.

     "Capital Lease" shall mean any lease of Property which in accordance with GAAP would be capitalized on the lessee's balance sheet or for which the amount of the asset or liability thereunder, if so capitalized, should be disclosed in a note to such balance sheet.

     "Capitalized Lease Obligation" shall mean any Indebtedness represented by obligations under a Capital Lease, and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

     "Capitalized   Rental  Fleet"  shall  mean  all  Machines  intended  to  be classified as a capital asset pursuant to GAAP and shown on the Borrower's balance sheet as Capitalized Rental Fleet, consistent with prior practice.

     "Chattel Paper" shall have the meaning ascribed to "Chattel Paper" under the Code.

     "Closing Date" shall mean the date on which all of the conditions precedent in Section 8 are satisfied and the Loan is made ------------- hereunder.

     "Code" shall mean the Uniform Commercial Code as adopted and in force in the State of Tennessee.

     "Collateral" shall mean all of the Property and interests in Property described in Section 4.1 hereof, and all other Property of Borrower and interests of Borrower in Property that now or hereafter secure the payment and performance of any of the Obligations.

     "Commitment" shall mean the amount of commitment set forth opposite Lender's name on the signature page hereof.

     "Contingent Liabilities" shall mean any (i) guarantees of the Indebtedness of any Persons other than consolidated Subsidiaries, (ii) agreements to repurchase Accounts, Chattel Paper, notes or other receivables that have been discounted, sold or otherwise assigned or (iii) other contingent liabilities which, in accordance with GAAP, would be required to be disclosed on the Borrower's financial statements.

     "Current Assets" shall mean, at any date, the amount of assets of the Borrower which would be properly classified as current assets on a balance sheet at such date in accordance with GAAP.

     "Current Liabilities" shall mean, at any date, the amount of liabilities of the Borrower which would be properly classified as current liabilities on a balance sheet at such date in accordance with GAAP (excluding current maturities of any long-term Indebtedness).

     "Default" shall mean an event or condition the occurrence of which would, with notice or lapse of time or both, become an Event of Default.

     "Document" shall have the meaning ascribed to "document" under the Code.

     "Dollars" and the sign "$" shall mean the currency of the United States of America.

     "Environmental Laws" shall mean: (i) any present or future federal statute, law, code, rule, regulation, ordinance, order, standard, permit, license, guidance document or requirement (including consent decrees, judicial decisions and administrative orders) together with all related amendments, implementing regulations and reauthorizations, pertaining to the protection, preservation, conservation or regulation of the environment, including, but not limited to: the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq. ("CERCLA"); the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq. ("RCRA"); the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq. ("TOSCA"); the Clean Air Act, 42 U.S.C. Section 7401 et seq.; and the Clean Water Act, 33 U.S.C. Section 1251 et seq.; and (ii) any present or future state or local statute, law, code, rule, regulation, ordinance, order, standard, permit, license or requirement (including consent decrees, judicial decisions and administrative orders) together with all related amendments, implementing regulations and reauthorizations, pertaining to the protection, preservation, conservation or regulation of the environment.

     "Environmental Liens" shall mean Liens in favor of a governmental entity arising under or in connection with any Environmental Law.

     "ERISA" shall mean the Employees' Retirement Income Security Act of 1974, as amended from time.

     "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) which, together with the Borrower, would be treated as a single employer under Section 4001 of ERISA.

     "Event of Default" shall have the meaning ascribed thereto in Section 11.1.

     "Fiscal Year" shall mean the taxable year of the Borrower.

     "Forfeiture Law" shall mean any state or federal law, rule or regulation under which any Property of a Person may be seized by a governmental agency or title thereto forfeited by reason of such Person's commission of a crime, including, without limitation, The Controlled Substances Act, Motor Vehicle Theft Law Enforcement Act of 1984, Money Laundering Control Act of 1986 and Illegal Exportation of War Materials Act.

     "GAAP" shall mean generally accepted accounting principles as in effect in the United States of America from time to time.

     "Hazardous Materials" shall mean: (a) "hazardous substances" as defined by CERCLA; (b) "hazardous wastes", as defined by RCRA; (c) any hazardous, dangerous or toxic chemical, material, waste or substance ("pollutant") within the meaning of any Environmental Law prohibiting, limiting or otherwise regulating the use, exposure, release, emission, discharge, generation, manufacture, sale, transport, handling, storage, treatment, reuse, presence, disposal or recycling of such pollutant; (d) any petroleum, crude oil or fraction thereof; (e) any radioactive material, including any naturally occurring radioactive material as well as any source, special nuclear or by-product material as defined at 42 U.S.C. Section 2011 et seq., and amendments thereto and reauthorizations thereof; 9f) asbestos-containing materials in any form or condition; and (g) polychlorinated biphenyls ("PCBs") in any form or condition.

     "Indebtedness" as applied to a Person shall mean, without duplication: (i) all items which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Indebtedness is to be determined, including, without limitation, Capitalized Lease Obligations; (ii) all obligations of other Persons which such Person has guaranteed; and (iii) in the case of the Borrower (without duplication), the Obligations.

     "Late Payment Rate" shall have the meaning defined in Section 3.1(B) of this Agreement.

     "Lender" shall mean Caterpillar Financial Services Corporation.

     "Lien" shall mean any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangements, encumbrance, lien (statutory or other), or preference, priority, or other security agreement or preferential arrangement, charge, or encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction to evidence any of the foregoing).

     "Liquidation Expenses" shall mean all costs and expenses at any time or times incurred by the Lender after the occurrence of an Event of Default in connection with efforts to collect or recover any of the Obligations from the Borrower or to store, protect, assemble, foreclose upon, sell or otherwise realize upon any Collateral, including, without limitation, reasonable legal fees, court costs, transfer fees or taxes, storage fees, insurance costs, appraisal fees, brokers' fees and commissions, auctioneers' fees and commissions, accountants' fees, all fees and expenses payable or reimbursable by the Borrower under Section 11.3 hereof, and all other costs and expenses associated with repossessing, storing, foreclosing upon, advertising for sale, selling, maintaining, safeguarding, insuring or defending title to or the Lender's liens upon any Collateral or otherwise seeking to enforce any of the Loan Documents.

     "Loan(s)" shall mean one or more loans made to Borrower as evidenced by a Note and having the meaning ascribed thereto in Section 2.1.

     "Loan Documents" shall mean this Agreement and the Other Agreements.

     "Material Adverse Effect" shall mean any event or condition which, alone or when taken together with other events or conditions occurring or existing concurrently therewith: (i) has or may be reasonably expected to have a material adverse effect upon the business, operations, Properties, financial condition or business prospects of the Borrower or any Subsidiary; (ii) has or may be reasonably expected to have any material adverse effect whatsoever upon the validity or enforceability of this Agreement or any of the other Loan Documents;
(iii) has or may be reasonably expected to have any material adverse effect upon the Collateral, the Liens of the Lender with respect to the Collateral or the priority of such Liens; or (iv) materially impairs the ability of the Borrower to perform its obligations under this Agreement, or any of the other Loan Documents or of the Lender to enforce or collect the Obligations or realize upon the Collateral in accordance with the Loan Documents and Applicable Law.

     "Maximum Rate" shall mean the maximum non-usurious rate of interest permitted by Applicable Law that at any time, or from time to time, may be contracted for, taken, reserved, charged or received on the Indebtedness in question or, to the extent permitted by Applicable Law, under such Applicable Laws that may hereafter be in effect and which allow a higher maximum non-usurious interest rate than Applicable Laws now allow. Notwithstanding any other provision hereof, the Maximum Rate shall be calculated on a daily basis (computed on the actual number of days elapsed over a period of 365 or 366 days, as the case may be).

     "Multiemployer Plan" shall mean a Plan described in Section 4001(a)(3) of ERISA which covers employees of the Borrower or ------------------- any ERISA Affiliate.

     "Net Proceeds" shall mean proceeds received by Borrower in cash from the sale, lease, transfer or other disposition of any Property, including, without limitation, insurance proceeds and awards of compensation received with respect to the destruction or condemnation of all or part of such Property, net of: (i) the cost of such sale, lease, transfer or other disposition; (ii) any tax liability arising from such transaction; and (iii) amounts applied to repayment of Indebtedness (other than the Obligations) secured by a Lien on the Property disposed.

     "Net Worth" shall mean the aggregate of capital stock, earned surplus, and additional paid in capital of the Borrower, less the Borrower's treasury stock, all as determined in accordance with GAAP applied on a basis consistent with the accounting principles applied in the preparation of the financial statements referred to in Section 8.4.

     "Non-recourse Transaction" shall mean a transaction in which the Borrower sells and assigns Chattel Paper without recourse to the Borrower.

     "Note" shall mean the promissory note evidencing the Loan made by Lender hereunder pursuant to Section 2.1 substantially in ---- the form of Exhibit B.

     "Obligations" shall mean all Indebtedness, liabilities and obligations owing, arising, due or payable from the Borrower to, or on behalf of, the Lender of every kind or nature, whether absolute or contingent, due or to become due, joint or several, liquidated or unliquidated, matured or unmatured, primary or secondary, now existing or hereafter incurred, purchase money or nonpurchase money, or arising under any of the Loan Documents or otherwise, and regardless of the form or purpose of such Indebtedness, liabilities or obligations, including, without limitation, all of the Loans, all liabilities of the Borrower to the Lender under any indemnity, reimbursement, letter of credit, deposit or other agreement heretofore or hereafter executed by the Borrower with or in favor of the Lender. The term includes, without limitation, all interest, charges, expenses, attorneys' fees and other sums chargeable to the Borrower under any of the Loan Documents.

     "OSHA" shall mean the Occupational Safety and Health Act and all rules and regulations from time to time promulgated thereunder.

     "Other Agreements" shall mean any and all agreements, instruments, documents and certificates (other than this Agreement), heretofore, now or hereafter executed by the Borrower and delivered to the Lender in respect to the transactions contemplated by this Agreement, including, without limitations, the Note.

     "Payment Office" - the office of Lender located at 3322 West End Avenue, Nashville, Tennessee 37203 or such other office as --------------- Lender shall in writing hereafter designate to Borrower.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions or obligations under ERISA.

     "Permitted Investment" shall mean any investment in the following: (i) Property to be used in the ordinary course of business including Inventory; (ii) Current Assets arising from the sale of goods and services in the ordinary course of business of the Borrower including Accounts, Chattel Paper and notes;
(iii) Direct obligations of the United States of America, or any agency thereof or obligations guaranteed by the United States of America, provided that the aggregate investment of the Borrower, if any, in obligations which mature more than one year from the d ate of acquisition shall not exceed $500,000; (iv) Time deposits, demand deposits and certificates of deposit maturing within one year from the date of acquisition issued by a bank or trust company organized under the laws of the United States or any state thereof having capital surplus and undivided profits aggregating at least $50,000,000; and (v) Commercial paper given the highest rating by a national credit rating agency and maturing not more than two hundred seventy (270) days from the date of creation thereof.

     "Permitted Liens" shall mean any Lien permitted under Section 7.2(C) of this Agreement.

     "Permitted   Purchase  Money   Indebtedness"   shall  mean  Purchase  Money
Indebtedness of the Borrower incurred after the date hereof which is secured by a Purchase Money Lien.

     "Person" shall mean an individual, partnership, corporation, joint venture, joint stock company, land trust, business trust or unincorporated organization, or a government or agency or political subdivision thereof.

     "Plan" shall mean any employee pension benefit plan which is subject to the terms of Title IV of ERISA and maintained by the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate or any such Plan to which the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate is required to contribute on behalf of any of the employees of the Borrower or any Subsidiary of the Borrower or ERISA Affiliate.

     "Prohibited Transaction" shall mean any transaction set forth in Section 406 of ERISA or Section 4975 of the Internal ----------------------- Revenue Code of 1986, as amended.

     "Projections" - Borrower's forecasted (a) balance sheets, (b) profit and loss statements, and (c) cash flow statements, all prepared on a consistent basis with Borrower's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

     "Property" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

     "Purchase Money Indebtedness" shall mean and include: (i) Indebtedness for the payment of all or any part of the purchase price of any fixed assets for use in the Borrower's operations; (ii) any Indebtedness incurred at the time of or within thirty (30) days prior to or after the acquisition of any fixed assets for use in the Borrower's operations for the purpose of financing all or any part of the purchase price thereof; (iii) Indebtedness to Persons who supply Inventory incurred pursuant to the Inventory financing plans of such Persons and
(v) any renewals, extensions or refinancings thereof, but not any increases in the principal amounts thereof outstanding at the time.

     "Purchase Money Lien" shall mean a Lien upon Inventory or Equipment for use in the Borrower's operations which secures Purchase Money Indebtedness, but only if such Lien shall at all times be confined solely to the Inventory or equipment for use in the Borrower's operations, the purchase price of which was financed through the incurrence of the Purchase Money Indebtedness secured by such Lien.

     "Reportable Event" shall mean any of the events set forth in Section 4043(b) of ERISA.

     "Restricted Investment" shall mean any investment in cash or by delivery of Property to any Person, whether acquiring stock, Indebtedness or other obligation or Security, or by loan, advance or capital contribution, or otherwise, or in any Property, except a Permitted Investment.

     "Security" shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

     "Solvent" shall mean, as to any Person, such Person: (i) owns Property the fair value of which is greater than the amount required to pay all of such Person's Indebtedness (including contingent liabilities); (ii) owns Property the then present fair salable value of which is greater than the amount that will be required to pay the probable liability of such Person on its existing Indebtedness as such becomes absolute and matured; (iii) is able to pay all of its Indebtedness as such Indebtedness matures; and (iv) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage.

     "Subsidiary" shall mean any corporation of which the Borrower owns more than 50% of its Securities, provided the ownership of such Securities, in the absence of contingencies, entitles the Borrower to elect a majority of the directors of such corporation.

     "Voting Stock" shall mean Securities of any class or classes of a corporation, the holder of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

     "Working Capital" shall mean, at any date, Current Assets minus Current Liabilities on such date.

     1.2 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP consistent with that applied in preparation of the financial statements referred to in Section 8.4 and 9.1(A), and all financial data pursuant to this Agreement shall be prepared in accordance with such principles consistently applied.

     1.3 Other Terms. All other terms contained in this Agreement shall have, when the context so indicates, the meanings provided for by the Code to the extent the same are used or defined therein.

     1.4 Certain Matters of Construction. The terms "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. The section titles, table of contents and list of exhibits appear as a matter of convenience only and shall not affect the interpretation of this Agreement. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references to any instruments or agreements, including, without limitation, references to this Agreement and any of the other Loan Documents, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.

SECTION 2. CREDIT COMMITMENT

     2.1 Loan. The Lender agrees, subject to all of the terms and conditions of this Agreement, and in reliance upon the representations and warranties made in this Agreement and the other Loan Documents, to make a Loan to the Borrower, on a date not later than June 3, 1999, in accordance with the terms of Section 2.2(a) below, in the cumulative principal amount not to exceed Forty-Nine Million, One Hundred Twenty-Five Thousand, Four Hundred Eighty-Six and 00/100 dollars ($49,125,486.00).

     2.2(a)  Notice  and Manner of  Borrowing.  Borrower  and  Lender  intend to
consolidate    the    loans    listed    in    2.2(b)    as    of    the    date
------------------------------ hereof.

     2.2(b) Use of Proceeds. The proceeds of the Loan shall be used by the Borrower for the following purposes: ---------------

          (a) To refinance the existing principal balance of that certain Term Loan and Security Agreement payable by Borrower to Lender, dated February 26, 1997, the original credit commitment of which was Thirteen Million Forty-One Thousand Three Hundred Seventy and 93/100 ($13,041,370.93) and the current unpaid balance of which is $9,054,582.82.

          (b) To refinance the existing principal balance of that certain Third Amendment to Working Capital Loan and Security Agreement payable by Borrower to Lender, dated January 25, 1999, the original principal balance of which was Thirteen Million Seven Hundred Thousand and 00/100 ($13,700,000.00) and the current unpaid balance of which is $12,770,157.67.

          (c ) To refinance the existing principal balance of that certain Promissory Note and Security Agreements by Borrower to Lender, dated April 24, 1997, the original principal balance of which was Four Hundred Fourteen Thousand Eight Hundred Twenty-Seven and 15/100 ($414,827.15) and the current unpaid balance of which is $225,763.64.

          (d) To refinance the existing principal balance of that certain Promissory Note and Security Agreement payable by Borrower to Lender, dated July 10, 1997, the original principal balance of which was Four Hundred Fifty Thousand Seven Hundred Thirty-One and 54/100 ($450,731.54) and the current unpaid balance of which is $273,646.98.

          (e) To refinance the existing principal balance of that certain Promissory Note and Security Agreement payable by Borrower to Lender, dated August 1, 1997, the original principal balance of which was Fifty-Nine Thousand Two Hundred Six and 74/100 ($59,206.74) and the current unpaid balance of which is $36,027.56.

          (f) To refinance the existing principal balance of that certain Promissory Note and Security Agreement payable by Borrower to Lender, dated September 15, 1997, the original principal balance of which was One Hundred Seventy-Seven Thousand Seven Hundred Fifty-Six and 96/100 ($177,756.96) and the current unpaid balance of which is $115,260.85.

          (g) To refinance the existing principal balance of that certain Promissory Note and Security Agreement payable by Borrower to Lender, dated September 24, 1997, the original principal balance of which was One Hundred Sixty-Four Thousand One Hundred Ninety and 00/100 ($164,190.00) and the current unpaid balance of which is $106,560.13.

          (h) To refinance the existing principal balance of that certain Promissory Note and Security Agreement payable by Borrower to Lender, dated February 1, 1998, the original principal balance of which was Seven Hundred Forty Thousand One Hundred Ninety-Three and 04/100 ($740,193.04) and the current unpaid balance of which is $537,993.05.

          (i) To refinance the existing principal balance of that certain Term Loan and Security Agreement payable by Borrower to Lender, dated November 20, 1997, the original credit commitment of which was Thirty-One Million Six Hundred Thousand and 00/100 ($31,600,000.00) and the current unpaid balance of which is $25,081,886.49.

          (j) To refinance the existing principal balance of that certain Promissory Note and Security Agreement payable by Borrower to Lender, dated May 4, 1998, the original principal balance of which was Three Hundred Forty-One Thousand One Hundred Nine and 04/100 ($341,109.04) and the current unpaid balance of which is $274,932.07.

          (k) To refinance the existing principal balance of that certain Promissory Note and Security Agreement payable by Borrower to Lender, dated August 10, 1998, the original principal balance of which was Seven Hundred Forty-Eight Thousand Four Hundred Eighteen and 62/100 ($748,418.62) and the current unpaid balance of which is $648,674.72.

     2.3 The Note. The Loan and the Borrower's obligation to repay the Loan shall be evidenced by and repayable with interest in accordance with Section 3 of this Agreement and the terms of the Note of the Borrower payable to the order of the Lender, substantially in the form of Exhibit B hereto and dated as of the date on which such loan is made by the Lender to the Borrower.

     2.4 Interest. The Borrower shall pay interest on the amounts loaned to the Borrower hereunder, commencing with the date specified in the Note and until such time as the entire principal balance thereof is fully repaid, at the annual interest rate specified in Section 3.1 (A) hereof.

     2.5 Payment. Except as the Lender may otherwise direct in writing, the Borrower agrees to make all payments directly to the Lender or to the holder of the Note from time to time at such address as the Lender or such holder shall specify and in accordance with the terms of payment set forth in this Section
2.5 and the Note. All payments of principal and interest due under the Note and of any other amounts due hereunder shall be made to the Lender at the Payment Office in immediately available funds not later than 12:00 Noon Central Standard Time on the due date thereof without any deduction or offset whatsoever. Whenever any payment to be made under this Agreement or under the Note shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest.

     Except where evidenced by instruments containing payment provisions which are in conflict with paragraphs (A) through (D) of this Section 2.5 (in which event the conflicting provisions of such other instruments shall control and govern), that portion of the Obligations consisting of:

          A) Amounts payable on account of the Loan shall be paid by Borrower to Lender immediately upon the earliest of (i) the due date set forth in the Note or (ii) the occurrence of an Event of Default in consequence of which Lender elects to accelerate the maturity and payment of the Loan;

          B) Costs, fees and expenses payable pursuant to this Agreement shall be paid by Borrower to Lender in accordance with the provisions of this Agreement; and

          C) The balance of the Obligations requiring the payment of money, if any, shall be paid by Borrower to Lender as and when provided in this Agreement or the Other Agreements.

     2.6 Application of Payments and Collections.

          (A) Borrower irrevocably waives the right to direct the application of any and all payments and collections at any time or times hereafter received by Lender from or on behalf of Borrower, and Borrower does hereby irrevocably agree that Lender shall have the continuing exclusive right to apply and reapply any and all such payments and collections received at any time or times hereafter by Lender against the Obligations, in such manner as Lender may deem advisable, notwithstanding any entry by Lender upon any of its books and records.

          (B) Upon or after the occurrence of an Event of Default and Lender's acceleration of the maturity of the Loan as a consequence thereof, all payments and collections received by Lender from or on behalf of Borrower for application to the Loan shall be applied in the following order: (a) to the unpaid balance of all Liquidation Expenses; (b) to the amount of any loss, costs, expenses or damages suffered or incurred by Lender for which Borrower has agreed to indemnify Lender pursuant to the terms of this Agreement or any of the other Loan Documents; (c) the principal of and accrued interest on the Loan and; (d) to the amount of any other Obligations then outstanding to Lender.

     2.7 Statements of Account. Lender may, without any obligation to do so, account to Borrower monthly with a statement of the Loan, charges and payments thereon made pursuant to this Agreement and the Note, and each such account rendered by Lender shall in the absence of manifest error, be prima facie evidence of the amount thereof owing and unpaid unless Lender is notified by Borrower in writing to the contrary within thirty (30) days after the date each such account is rendered to and received by Borrower. Any such notice shall only be deemed an objection by Borrower to those items specifically objected to therein.

     2.8 Notations. Borrower hereby irrevocably authorizes Lender to make (or cause to be made) appropriate notations in its records to evidence, inter alia, the date of, the outstanding principal amount of and the interest rate applicable to, the Loan evidenced thereby. The notations in such records indicating the outstanding principal amount of the Loan evidenced thereby shall, in the absence of manifest error, be prima facie evidence of the principal amount thereof owing and unpaid, but the failure to record any such amount in such records or otherwise shall not limit or affect the obligations of Borrower hereunder or under the Note to make payment of principal of or interest on the Loan when due.

     2.9 Voluntary Prepayment. The Borrower may prepay the balance due under the
Note in its entirety and not in part at any time after the Closing Date, provided the Borrower shall give the Lender advanced written notice of the intended date of prepayment, which date shall be a periodic payment date (the "Final Payment Date"), not less than thirty (30) days in advance of the Final Payment Date. A notice of prepayment once given by Borrower may only be rescinded if Lender has not, in relying on such notice, undertaken obligations which might cause Lender to incur liabilities should Lender attempt to rescind such obligations.

     2.10 Prepayment Resulting from Acceleration. If the Lender shall elect acceleration of a Note as one of its remedies pursuant to Section 9.2, the Borrower shall pay all amounts determined in accordance with the computation set forth in Sections 2.9 above, as to all amounts then payable hereunder and under the Note.

     2.11 Termination of Commitment. This Commitment shall terminate upon the earlier of (i) the date by which all payments of principal and interest, all other sums, and all duties and obligations owing or to be discharged under the Note, this Agreement, and any related agreements must be made in full or completely performed, (ii) the date upon which Lender elects to terminate pursuant to any term of this Agreement, including, but not limited to, on or after the occurrence of an Event of Default or (iii) June 30, 1999, if Borrower has not met the Conditions precedent to the Loan under Section 8 of this Agreement, except to the extent Lender may in its sole discretion elect to make the Loan prior to the fulfillment of any of the conditions precedent set forth in Section 8.

     Upon the effective date of any termination of the Commitment, the Loan made pursuant to the Commitment shall be forthwith due and payable. No termination (regardless of cause or procedure) of the Commitment shall in any way affect or impair the rights, powers or privileges of Lender or the obligations, duties or liabilities of Borrower in any way relating to (i) any transaction or event occurring prior to the effective date of such termination or (ii) any of the undertakings, agreements, covenants, warranties or representations of Borrower contained in this Agreement or any of the other Loan Documents. All such undertakings, agreements, covenants, warranties and representations of Borrower shall survive such termination and Lender shall retain its Liens in the Collateral and all of its rights and remedies under this Agreement and the other Loan Documents notwithstanding such termination until all of the Obligations owed to Lender have been paid in full, in immediately available funds.

     2.12 Obligations Unconditional. The obligations of the Borrower under this Agreement and in respect of the Loan shall be absolute and unconditional under all circumstances and irrespective of any setoff, counterclaim or defense to payment (of any type or description, whether as a result of non-compliance with any of the provisions of this Agreement, any of the agreements referred to herein or otherwise) which the Borrower may have or have had against the Lender or any other Person.

SECTION 3. INTEREST, FEES AND CHARGES

     3.1 Interest, Fees and Charges.

          (A) Interest Rates. Borrower agrees to pay interest in respect of the unpaid principal amount of the Loans from the respective date the principal amounts are advanced until paid (whether at stated maturity, on acceleration, or otherwise) at a fixed rate per annum equal to the Base Rate. Interest shall be calculated on a daily basis computed on the actual number of days elapsed over a year of 360 days, and shall be payable monthly, in arrears, on the first day of each month.

          (B) Late Payment. Should the Borrower fail to pay, fourteen days from when due, any installment of principal or interest or any prepayment amount (as described above), or any other obligation as such becomes due hereunder or under the Notes, the Borrower shall also pay a late charge on such amount equal to five percent (5%) of the scheduled payment. Borrower acknowledges that the cost and expense to Lender attendant upon the occurrence of a late payment is difficult to ascertain or estimate and that the above rate is a fair and reasonable estimate to compensate Lender for such added cost and expense.

          (C) Closing Fee. Borrower shall pay to Lender a closing fee of $2,500.00 (less any deposit received by Lender from Borrower), all of which shall be deemed fully earned at the closing of the transactions contemplated hereby, shall be paid concurrently with the Loan by Lender hereunder and shall not be subject to rebate except as may be required by Applicable Law. such fee shall compensate Lender for the costs associated with the origination, structuring, processing, approving and closing of the transactions contemplated by this Agreement, including, but not limited to, administrative, and out-of-pocket costs, but not including any expenses for which Borrower has agreed to reimburse Lender pursuant to any other provisions of this Agreement or any of the other Loan Documents, such as, by way of example, legal fees and expenses.

          (D) Maximum Interest. Regardless of any provision contained in this Agreement or any of the other Loan Documents in no contingency or event whatsoever shall the aggregate of all amounts deemed interest hereunder or under the Note and contracted for, charged or collected pursuant to the terms of this Agreement or pursuant to the Note exceed the highest rate permissible under any Applicable Law (including the maximum Applicable Formula Rate as defined in Tennessee Code Annotated 47-14-102, and, to the extent applicable, the provisions of Section 5197 of the Revised Statutes of the United States of America, as amended, 12 U.S.C. ss. 85, as amended). No agreements, conditions, provisions or stipulations contained in this Agreement or any of the other Loan Documents or the exercise by Lender of the right to accelerate the payment or the maturity of all or any portion of the Obligations, or the exercise of any option whatsoever contained in any of the Loan Documents, or the prepayment by Borrower of any of the Obligations, or the occurrence of any contingency whatsoever, shall entitle Lender to charge or receive in any event, interest, or any charges, amounts or fees deemed interest by Applicable Law (such interest, charges, amounts and fees referred to herein collectively as "Interest"), exceeding the Maximum Rate and in no event shall Borrower be obligated to pay Interest exceeding such Maximum Rate, and all agreements, conditions or stipulations, if any, which may in any event or contingency whatsoever operate to bind, obligate or compel Borrower to pay Interest exceeding the Maximum Rate, shall be without binding force or effect, at law or in equity, to the extent only of the excess of Interest over such Maximum Rate. If any Interest is charged or received in excess of the Maximum Rate ("Excess"), Borrower acknowledges and stipulates that any such charge or receipt shall be the result of an accident and bona fide error, and such Excess, to the extent received, shall be applied first to reduce the principal then unpaid hereunder; then applied to reduce the other Obligations; and the balance, if any, returned to Borrower, it being the intent of the parties hereto not to enter at any time into a usurious or otherwise illegal relationship. The right to accelerate maturity of any of the Obligations does not include the right to accelerate any interest that has not otherwise accrued on the date of such acceleration, and Lender does not intend to collect any unearned interest in the event of any such acceleration. All monies paid to Lender hereunder or under any of the Loan Documents, whether at maturity or by prepayment, shall be subject to any rebate of unearned interest as and to the extent required by Applicable Law. By the execution o this Agreement, Borrower covenants that (i) the credit or return of any Excess shall constitute the acceptance by Borrower of such Excess, and (ii) Borrower shall not seek or pursue any other remedy, legal or equitable, against Lender based in whole or in part upon contracting for, charging or receiving any Interest in excess of the Maximum Rent. For the purpose of determining whether or not any Excess has been contracted for, charged or received by Lender, all interest at any time contracted for, charged or received from Borrower in connection with this Agreement shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated and spread in equal parts throughout the full term of the Obligations. Borrower and Lender shall, to the maximum extent permitted under Applicable Law, (i) characterize any non-principal payment as an expense, fee or premium rather than as Interest and (ii) exclude voluntary prepayments and the effects thereof. The provisions of this Section shall be deemed to be incorporated into every Loan Document (whether or not any provisions of this Section is referred to therein). All such Loan Documents and communications relating to any Interest owed by Borrower and all figures set forth therein shall, for the sole purpose of computing the extent of Obligations, be automatically recomputed by Borrower, and by any court considering the same, to give effect to the adjustments or credits required by this Section.

SECTION 4. COLLATERAL; GENERAL TERMS

     4.1  Grant  of  Security  Interest.   To  secure  the  prompt  payment  and
performance to Lender of the Obligations, Borrower hereby grants to Lender a continuing security interest in, security title to and Lien upon all of the following described types of Property and interests in Property of Borrower, whether now owned or existing or hereafter created, acquired or arising and wheresoever located:

          (A) The Property described in Exhibit C; and

          (B) All accessions to, substitutions for and all replacements, products and cash and non-cash proceeds of the Property described in (A) above, including, without limitation, proceeds of and unearned premiums with respect to insurance policies insuring any of the Collateral and claims against any Person for loss of, damage to, or destruction of any or all of the Collateral.

     4.2 Representations, Warranties and Covenants - Collateral. To induce Lender to enter into this Agreement, Borrower represents and warrants to, and covenants with Lender, as follows:

          (A) The Collateral is now and will continue to be owned solely by Borrower. No other Person has or will have any right, title, interest, claim, or Lien therein, thereon or thereto other than a Permitted Lien. Upon request, Borrower shall deliver all Chattel Paper and Instruments which constitute non-cash proceeds from a disposition of the Collateral to Lender immediately upon receipt of such Chattel Paper and Instruments.

          (B) The Liens granted to Lender shall be first and prior on the Collateral and as to all proceeds (including insurance proceeds) resulting from the sale, disposition, or loss thereof, including the Permitted Liens, except any Purchase Money Liens which have priority under Section 9-312 of the Code.

          (C) All goods evidenced by the Collateral constituting Chattel Paper, Documents or Instruments, the possession of which has been given to Lender, are owned by Borrower and the same are free and clear of any prior Lien. Borrower shall pay and discharge when due all taxes, levies, and other charges upon said Collateral and upon the goods evidenced by any documents constituting Collateral and shall defend Lender against and hold Lender harmless from all claims of any Person with respect to the Collateral. This indemnity shall include reasonable attorneys' fees and legal expenses.

          (D) The principal place of business and main executive office of Borrower is located at the address of the Borrower listed in this Agreement and all original books and records concerning any Accounts and all originals of all Instruments and Chattel Paper are located in the State of Florida.

     4.3 Lien Perfection. Borrower agrees to execute the UCC-1 financing statements provided for by the Code or other Applicable Law together with any and all other instruments, assignments or documents and shall take such other action as may be required to perfect or to maintain the perfection of Lender's Liens upon the Collateral, including, without limitation, the execution at Lender's request of all documents deemed necessary by Lender to cause Lender's Lien to be noted on any motor vehicle title certificates for motor vehicles forming a part of the Collateral. Unless prohibited by Applicable Law, Borrower hereby authorizes Lender to execute and file any such financing statement on Borrower's behalf. The parties agree that a carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof.

     4.4 Location of Collateral. All Collateral will at all times be kept by Borrower at one or more of the business locations set forth in Exhibit D and shall not, without the prior written approval of Lender, be moved therefrom except, prior to an Event of Default and written notice thereof to Borrower, for
(A) transactions in the ordinary course of business; (B) the storage of Collateral at locations within the United States other than those shown on Exhibit D if (i) Borrower gives Lender written notice of the new storage location at least thirty (30) days prior to storing Collateral at such location,
(ii) Lender's security interest in such Collateral is and continues to be a duly perfected, first priority Lien thereon, (iii) Lender's right of entry upon the premises where such Collateral is stored, or its right to remove the Collateral therefrom, is not in any way restricted, (iv) the owner of such premises agrees in writing with Lender to allow Lender a reasonable period of time to use the premises without charge (other than regular rent on a per diem basis), and also agrees not to assert any landlord's, bailee's or other Lien in respect of the Collateral for unpaid rent, storage or other charges, and (v) all negotiable documents and receipts in respect of any Collateral maintained at such premises are promptly delivered to Lender; and (c) removals in connection with dispositions of Collateral that are authorized by Section 5.4 hereof.

     4.5 Protection of Collateral and Inspections. All insurance expenses and all expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping the Collateral (including, without limitation, all rent payable by Borrower to any landlord of any premises where any of the Collateral may be located), and, any and all excise, property, sales, and use taxes imposed by any state, federal, or local authority on any of the Collateral or in respect of the sale thereof, except for any amounts contested in good faith by appropriate proceedings, shall be borne and paid by Borrower.

     If Borrower fails to promptly pay any portion thereof when due, Lender may, at its option, but shall not be required to, pay the same and such payment by Lender shall form a part of the Obligations and shall be repaid on demand. Borrower agrees to reimburse Lender promptly therefor with interest accruing thereon daily at the Late Payment Rate provided in this Agreement. All sums so paid or incurred by Lender for any of the foregoing and all costs and expenses (including reasonable attorneys' fees, legal expenses, and court costs) which Lender may incur in enforcing or protecting its Lien on or rights and interest in the Collateral or any of Lender rights or remedies under this or any other agreement between the parties hereto or in respect of any of the transactions to be had hereunder until paid by Borrower to Lender with interest at the Late Payment Rate, shall be considered part of the Obligations owing hereunder. Such Obligations shall be secured by all Collateral and by any and all other collateral, security, assets, reserves, or funds of Borrower in or coming into the hands or inuring to the benefit of Lender. Lender shall not be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto (except for reasonable care in the custody thereof while any Collateral is in lender's actual possession) or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, or other Person whomsoever, but the same shall be at Borrower's sole risk.

     At any reasonable time and from time to time upon prior notice to the Borrower, the Lender or any agents or representatives thereof (at its own expense), shall have the right to inspect the Collateral and to inspect and copy any books and records relating thereto. In conjunction with such inspections, Lender agrees to hold harmless the Borrower from and against any and all damages, liabilities and expenses incurred by Lender (or its agents or representatives) resulting from such inspections, except to the extent resulting from the gross negligence or willful misconduct of the Borrower.

     4.6 Insurance of Collateral. Borrower agrees to maintain and pay for insurance upon all Collateral wherever located, in storage or in transit in vehicles, including goods evidenced by documents, covering casualty, hazard, public liability and such other risks and in such amounts and with such insurance companies as shall be reasonably satisfactory to Lender to insure Lender's interests in the Collateral. Borrower shall deliver the originals or copies of such policies to Lender with satisfactory lender's loss payable endorsements naming Lender as loss payee. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than thirty (30) days prior written notice to Lender in the event of cancellation of the policy for any reason whatsoever and a clause that the interest of Lender shall not be impaired or invalidated by any act or neglect of Borrower or owner of the Property nor by the occupation of the premises for purposes no more hazardous than are permitted by said policy. If Borrower fails to provide and pay for such insurance, Lender may, at Borrower's expense, procure the same, but shall not be required to do so. Borrower agrees to deliver to Lender, promptly as rendered, true copies of all reports made in any reporting forms to insurance companies. Borrower will maintain, with financially sound and reputable insurers, insurance with respect to its Properties and business against such casualties and contingencies of such type (including public liability, product liability, larceny, embezzlement, or other criminal misappropriation insurance) and in such amounts as is customary in the business or as otherwise required by Lender.

SECTION 5. PROVISIONS RELATING TO EQUIPMENT

     5.1  Representations,   Warranties  and  Covenants.  With  respect  to  the
Collateral, Borrower represents, warrants and covenants to and with Lender that:

          (A) The Collateral is in good operating condition and repair, and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the Collateral shall be maintained and preserved, reasonable wear and tear excepted; and

          (B) Borrower will not permit any of the Collateral to become affixed to any real Property issued to Borrower so that an interest arises therein under the real estate laws of the applicable jurisdiction unless the landlord and each mortgagee of such real Property has executed a landlord waiver and mortgagee waiver in favor of Lender, and Borrower will not permit any of the Collateral to become an accession to any personal Property other than Collateral subject to first priority Liens of Lender or subject to Permitted Liens.

     5.2 Evidence of Ownership of Collateral. Immediately on request therefor by Lender, Borrower shall deliver to Lender any and all evidence of ownership, if any, of any of the Collateral (including, without limitation, certificates of title and applications for title).

     5.3 Records and Schedules of Collateral. Borrower shall maintain accurate records itemizing and describing the kind, type, quality, quantity and net book value of its material items of Collateral and all dispositions made in accordance with Section 7.4 hereof, and shall furnish Lender with a current schedule containing the foregoing limitation upon Lender's reasonable request therefor.

     5.4 Dispositions of Collateral. Borrower will not sell, lease or otherwise dispose of or transfer any of the Collateral or any part thereof without the prior written consent of Lender; provided, however, that the foregoing restriction shall not apply, for so long as no Default or Event of Default exists with written notice thereof to Borrower, to (i) dispositions of Collateral which, in the aggregate during any consecutive twelve-month period, has a fair market value or book value, whichever is more, of $250,000 or less, provided that all Net Proceeds thereof are turned over to Lender for application to the Loan or (ii) replacements of Collateral that is substantially worn, damaged or obsolete with Collateral of like kind, function and value, provided that the replacement Collateral shall be acquired prior to or concurrently with any disposition of the Collateral that is to be replaced, the replacement Collateral shall be free and clear of Liens other than Permitted Liens that are not Purchase Money Liens.

SECTION 6. REPRESENTATION AND WARRANTIES SECTION

     The Borrower represents and warrants the following to the Lender as of the date hereof and for the entire term of this Agreement:

     6.1 Corporate Existence. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary.

     6.2 Authorization of Borrowing; No Conflict as to Applicable Law or Agreements. The Borrower has the right and power and is duly authorized and empowered to enter into, execute, deliver and perform all of its obligations under this Agreement and each of the other Loan Documents to which it is a party, to conduct its business as presently conducted and to own and operate its Property. The execution, delivery and performance by the Borrower of this Agreement and each of the other Loan Documents and the Borrowing hereunder, have been duly authorized by all necessary corporate action and do not and will not
(1) require any consent or approval of the stockholders of the Borrower, or any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any Applicable Law, rule or regulation or of any order, writ, injunction or decree presently in effect having applicability to the Borrower or of the charter or bylaws of the Borrower, (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement (including, without limitation, any such agreements in effect as of the date hereof between the Borrower and any Bank) or any other agreement, lease or instrument to which the Borrower is a party or by which it or its Property may be bound or affected (except for those with Persons who have consented thereto), and (iv) result in, or require, the creation or imposition of any Lien (other than Permitted Liens) upon or with respect to any of the Properties now owned or hereafter acquired by the Borrower.

     6.3  Legal  Agreements.  This  Agreement  is,  and each of the  other  Loan
Documents when delivered under this Agreement will be, a legal, valid and binding obligation of the Borrower enforceable against it in accordance with their respective terms.

     6.4 Financial Condition. The Borrower has heretofore furnished the following financial statements to Lender: The annual audited consolidated financial statements of the Borrower as of the close of the Fiscal Years set forth on Exhibit E, and unaudited interim financial statements of the interim periods set forth on Exhibit E hereto. Such financial statements present fairly in all material respects the financial condition of the Borrower on the dates thereof and the results of its operations for the periods then ended, and were prepared in accordance with GAAP. There are no liabilities of the Borrower or any Subsidiary of the Borrower, fixed or contingent, which are material and are not reflected in the financial statements or the notes thereto, other than liabilities arising in the ordinary course of the business since the date of the last financial statement referred to hereinabove.

     6.5 Accuracy of Information. The financial statements referred to in paragraph 6.4 do not, nor does any other written statement furnished by the Borrower in connection with this Agreement, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained herein or therein not misleading. All information supplied to Lender by or on behalf of the Borrower with respect to the assets comprising the Borrowing Base or any other Collateral or Property of the Borrower or its Subsidiaries (whether prior to the date of this Agreement, as part of this Agreement, or after the date of this Agreement) is and shall be true and correct in all material respects.

     6.6 Adverse Change. Except as otherwise disclosed to Lender in writing in connection with this Agreement, there has been no change in the business, assets, liabilities, business prospects, Property or condition (financial or otherwise) of the Borrower which would have a Material Adverse Effect on the business, Property or financial condition of the Borrower since the date of the latest financial statement referred to in Section 6.4.

     6.7 Adverse Fact. Other than general economic conditions, no fact is known to the Borrower, as of the date hereof, which has had or can reasonably be expected in the future to have a Material Adverse Effect which has not been previously disclosed to Lender by the Borrower in writing.

     6.8 Solvent Financial Condition. The Borrower is now, and after giving effect to the Loan to be made under this Agreement will be at all times, Solvent.

     6.9 Operation of Business. The Borrower and each Subsidiary and Affiliate of the Borrower possesses all licenses, permits, franchises, patents, copyrights, trademarks, and trade names, or rights thereto, free from unduly burdensome restrictions and adequate for the conduct in all material respects of their respective businesses substantially as now conducted and as presently proposed to be conducted, and the Borrower and each Subsidiary is not in violation of any valid rights of others with respect to any of the foregoing. The Borrower is not an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended. During the five (5) year period immediately preceding the date of this Agreement, Borrower has had no office or place of business located in any state or county other than as set forth in Exhibit D.

     6.10 Title to Property. The Borrower has good, valid and marketable title to all its material Property and assets, both real and personal (except for such material property as has been sold or otherwise disposed of in the ordinary course of business since the date hereof).

     6.11 Absence of Liens Other Than Permitted Liens. The Borrower's Property, income and profits are not and will not be subject to any Lien or the terms of any security agreement during the term hereof, other than the Lien which has been granted on part or all of such assets pursuant to Section 4 hereof and any other Permitted Liens.

     6.12 Subsidiaries, Affiliates, and Ownership of Stock. Set forth in Exhibit F hereto is a complete and accurate list of the Subsidiaries and Affiliates of the Borrower, showing (i) the correct name of each of the Subsidiaries of the Borrower, the jurisdiction of incorporation and the percentage of its Voting Stock owned by the Borrower; (ii) the name of each of the Borrower's corporate or joint venture Affiliates and the nature of the affiliation; (iii) the number, nature and holder of all outstanding Securities of the Borrower and each Subsidiary of the Borrower; and (iv) the number of authorized, issued and treasury shares of the Borrower and each Subsidiary of the Borrower. All of the outstanding capital stock of each Subsidiary has been validly issued, is fully paid and nonassessable. The Borrower has good title to all of the shares it purports to own of the stock of each Subsidiary, free and clear in each case of any Lien other than Permitted Liens.

     6.13 Investments. Other than the investments described in Exhibit A, the Borrower owns no Restricted Investments.

     6.14 Corporate Names. During the preceding five (5) years, Borrower has not been known as or used any corporate, fictitious or trade names except as disclosed on Exhibit G hereto. Except as set forth on Exhibit G, Borrower has not, during the preceding five (5) years, been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any Person.

     6.15 Business Locations; Location of Collateral. The principal place of business and main executive office of the Borrower and other current business locations (including leased locations) are set forth on Exhibit D hereto. All Collateral, other than Inventory in transit, Machines subject to a Machine Lease, Machines on temporary display or demonstration basis and Power System Machines that have been delivered and are being installed, are at one or more of the business locations set forth in Exhibit D.

     6.16 Debt. Set forth in Exhibit H hereto is a complete, accurate and correct list of all credit agreements, indentures, purchase agreements, guarantees, surety agreements, capitalized leases, and other investments, agreements, and arrangements presently in effect providing for or relating to extensions of credit (including agreements and arrangements for the issuance of letters of credit or for acceptance financing) in respect of which the Borrower or any Subsidiary is in any manner directly or contingently obligated for an amount greater than $5,000,000. The maximum principal or face amounts of the credit in question which are outstanding and which can be outstanding are correctly stated, and all mortgages, deeds of trust, pledges, liens, security interests, or other charges or encumbrances of any nature given or agreed to be given as security therefor are correctly described or indicated in such exhibit. Also set forth in Exhibit H is the total amount of Borrower's potential repurchase or "buy-back" obligations with respect to Machines previously sold to customers. Except as set forth in Exhibit H, the Borrower is not obligated as surely or indemnitor under any surety or similar bond or other contract and has not issued or entered into any agreement to assure payment, performance or completion of performance of any undertaking or obligation of any other Person.

     6.17 Regulation U. The proceeds of the Loan will be used by the Borrower only for the purposes specified in Section 7.1(k) hereof. Without limiting the foregoing, such use will not violate any Applicable Laws, including, without limitation, the Foreign Assets Control Regulations, the Foreign Funds Control Regulations and the Transaction Control Regulations of the United States Treasury Department (31 CFR, Subtitle 8, Chapter V, as amended) and in no event will any proceeds of the Loans be used to acquire any Security in any transaction that is subject to Sections 13 and 14 of the Securities Exchange Act of 1934 or to purchase or carry any margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any such margin stock. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying such margin stock.

     6.18 Compliance with Applicable Laws and Regulations; Governmental Consents. The Borrower, in the conduct of all of its business affairs, has complied in all material respects with the requirements of all Applicable Laws and regulations including, without limitation, OSHA and all Environmental Laws, noncompliance with which would have a Material Adverse Effect. Except as set forth in Exhibit I, there have been no citations, notices or orders of noncompliance (that have not been complied with or withdrawn), issued to the Borrower under any Applicable Law which would have a Material Adverse Effect.

     Except as set forth in Exhibit I, the Borrower has, and is in good standing with respect to, all governmental consents, approvals, authorizations, permits, certificates, inspections, and franchises necessary to continue and to conduct in all material respects its business as heretofore conducted (or proposed to be conducted) by it and to own or lease and operate in all material respects its Properties as now owned or leased by it.

     6.19 Taxes. The Borrower and its Subsidiaries each has filed all federal, state and local tax returns and other reports it is required by law to file and has paid, or made provision for the payment of, all taxes, assessments, fees and other governmental charges that are reflected on such returns except and to the extent only that such taxes, assessments, fees and charges are being actively contested in good faith and by appropriate proceedings and the Borrower or Subsidiary has established adequate reserves on its books therefor. The
Provision for taxes on the books of the Borrower and each Subsidiary are, insofar as known to the Borrower, adequate for all years not closed by applicable statutes and for its current fiscal year. Except as disclosed in the financial statements furnished to Lender in accordance with Section 6.4, the Borrower knows of no proposed material tax assessment against it or any of its Subsidiaries and no extension of time for the assessment of federal, state or local taxes of the Borrower or any of its Subsidiaries is in effect or has been required.

     6.20 ERISA. The Borrower and each Subsidiary and ERISA Affiliate is in compliance in all material respects with all applicable provisions of Title IV of ERISA, as amended, and the regulations and published interpretations thereunder. Neither a Reportable Event nor a Prohibited Transaction (as set forth in applicable provisions of ERISA or the Internal Revenue Code of 1986, as amended), has occurred and is continuing with respect to any Plan established, maintained, or to which contributions have been made by the Borrower or any Subsidiary or ERISA Affiliate or any trade or business which, together with the Borrower or any Subsidiary or ERISA Affiliate, would be treated as a single employer under applicable provisions of ERISA for the employees of the Borrower or any Subsidiary or ERISA Affiliate which is covered by Title IV or ERISA; no notice of intent to terminate a Plan has been filed nor has any Plan been terminated; no circumstances exist that constitute grounds under applicable provisions of ERISA entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings; neither the Borrower nor any Subsidiary or ERISA Affiliate has completely or partially withdrawn from a Plan which would be defined as a "MultiEmployer Plan" under applicable provisions of ERISA; the Borrower and each Subsidiary and ERISA Affiliate has met its minimum funding requirements under ERISA with respect to all Plans and the present value of all vested benefits under each Plan does not exceed the fair market value of all Plan assets allocable to such benefits as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA for calculating the potential liability of the Borrower or a Subsidiary or ERISA Affiliate to the PBGC; and neither the Borrower nor any Subsidiary or ERISA Affiliate has incurred any liability to the PBGC under ERISA.

     6.21 Litigation. Except as set forth in Exhibit J, there are no actions, suits or proceedings, exceeding $1,000,000.00 in value pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary of the Property of the Borrower or any Subsidiary before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if determined adversely to the Borrower or any Subsidiary (as the case may be), would have a Material Adverse Effect.

     6.22 No Defaults on Outstanding Judgments or Orders. The Borrower has satisfied all judgments, and is not in default with respect to any judgment, writ, injunction, decree, rule, or regulation of any court, arbitrator, or federal , state, municipal, or other governmental authority, commission, board, bureau, agency, or instrumentality, domestic or foreign, unless the failure to cure such default would not have a Material Adverse Effect.

     6.23 Labor Disputes; Acts of God. Except as set forth in Exhibit K, neither the Borrower nor any of its Subsidiaries is a party to any collective bargaining agreement and there are no material grievances, disputes or controversies with any union or any other organization of the Borrower's employees, or threats of strikes, work stoppages or any asserted pending demands for collective bargaining by any union or organization. Neither the business nor the Property of the Borrower or any Subsidiary are affected by any fire, explosion, accident, drought, storm, hail, earthquake, embargo, act of God or of the public enemy, or other casualty (whether or not covered by insurance) which would have a material Adverse Effect.

     6.24 Surety Obligations. Except as set forth in Exhibit L, the Borrower is not obligated as surety or indemnitor under any surety or similar bond or other contract and has not issued or entered into any agreement to assure payment, performance or completion of performance of any undertaking or obligation of any other Person.

     6.25 Other Agreements. Neither the Borrower nor any Subsidiary of the Borrower is a party to any indenture, loan, or credit agreement, or to any lease or other agreement or instrument, or subject to any charter or corporate restriction which could reasonably be expected to have a Material Adverse Effect. The Borrower and each Subsidiary of the Borrower is not in default in any material respect of any term of its charter or bylaws or in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument material to its business to which it is a party. No event has occurred and no condition exists which, upon consummation of the transactions contemplated by this Agreement, would constitute a default under any note or other evidence of indebtedness of the Borrower or a Default or an Event of Default.

SECTION 7. COVENANTS AND CONTINUING AGREEMENTS

     7.1 Affirmative Covenants. the Borrower covenants that from the date hereof so long as this Agreement shall be in effect or any Loan shall be outstanding or any amounts owned by the Borrower to the Lender shall remain unpaid and unless otherwise consented to by Lender in writing:

          (A) Financial Statements; Other Information. The Borrower will deliver to Lender:

               (i) Annual Statements. As soon as available, and in any event within one hundred twenty (120) days after the end of each Fiscal Year of the Borrower, a copy of the unqualified (except for a qualification for a change in accounting principles with which the independent public accountant concurs) audited financial statements of the Borrower as of the end of such year, certified by a firm of independent certified public accounts of recognized national standing or otherwise acceptable to Lender.

               (ii) Quarterly Statements. As soon as available and in any event within sixty (60) days after the end of each quarter of each Fiscal Year of the Borrower, unaudited interim financial statements of the Borrower as of the end of such quarter and of the portion of the Borrower's fiscal year then elapsed, certified by the principal financial officer of the Borrower as prepared consistently with the Borrower's prior practices and fairly presenting, in all material respects, the financial position and results of operations of the Borrower for such quarter and period subject only to changes from audit and year-end adjustments and except that such statements need not contain notes.

               (iii) Generally Accepted Accounting Principles. The annual audit reports and the quarterly financial statements referred to in (i) and
          (ii), above, shall be prepared in reasonable detail and in accordance with GAAP applied on a basis consistent with the accounting practices reflected in the annual financial statements referred to in Section 6.4; and accompanied by a certificate of the chief financial officer of the Borrower stating (i) that such audit report and financial statement have been prepared in accordance with GAAP applied on a basis consistent with the accounting practices reflected in the annual financial statements referred to in Section 8.4, and (ii) all relevant facts in reasonable detail to evidence, and the computations as to, whether or not the Borrower is in compliance with the requirements set forth in Sections 7.1(H) and 7.1(I) of this Agreement.

               (iv) Accountants' Reports. Promptly upon receipt thereof, a copy of the accountants' letter to Borrower's management that is prepared in connection with such financial statements; and, as soon as practicable following compilation, copies of all such financial statements and reports as the Borrower shall send to its stockholders and of all registration statements and all regular or periodic reports which the Borrower shall file, or may be required to file, with the Securities and Exchange Commission (or any successor commission), any state securities commission or any other state or federal regulatory agency.

               (v) Projections. At Lender's request, within thirty (30) days after the last day of each fiscal year of the ----------- Borrower, Projections of the Borrower for the forthcoming fiscal year.

               (vi) Notice of Litigation. Immediately after the commencement thereof, notice in writing of all litigation and of all administrative proceedings before any state or federal court or any governmental or regulatory agency, bureau or commission affecting the Borrower or any Subsidiary or any of its Properties or the Property of any Subsidiary, whether or not the claim is considered by the Borrower to be covered by insurance, which may have a Material Adverse Effect or which seek a monetary recovery against the Borrower in excess of $1,000,000, along with, if requested in writing by Lender, an opinion of the Borrower's counsel regarding the circumstances underlying and merit of such litigation or proceedings.

               (vii) Statements or Reports to Other Parties. Promptly after the furnishing thereof, copies of any material statements or reports furnished to any other party (including, but not limited to, any reports prepared pursuant to the terms of any credit agreement or any indenture, loan, credit or similar agreement and not otherwise required to be furnished to Lender pursuant to any other paragraph of this Section 7.1A).

               (viii)  Notice  of  Change  in   Ownership.   Promptly  upon  the
          occurrence thereof, a written notice of the retirement of any Principal of the Borrower or a change in ownership of any Subsidiary. For the purposes of this Section, the term "Principal" shall mean an individual who: owns the entire interest in an unincorporated trade or business; in the case of a partnership, is a general or limited partner who owns, directly or indirectly, ten percent (10%) or more of either the capital interest or the profits interest in such partnership; or, in the case of a corporation, owns, directly or indirectly, ten percent (10%) or more of the fair market value of the stock of that corporation, whether voting or non-voting, common or preferred.

               (ix) Notice of Claimed Default Under Other Agreements. Promptly after learning of any material default by Borrower under any note, indenture, loan agreement, mortgage, lease, deed, or other similar agreement relating to any Indebtedness of the Borrower with an outstanding principal balance in excess of $500,000, a written notice specifying the notice given or action taken by the holder of such Indebtedness, and the nature of the claim default and what action the Borrower is taking or purposes to take with respect thereto;

               (x) Notice of Default by Debtor of the Borrower. Promptly after the occurrence of any default by any obligor under any note or other evidence of Indebtedness payable to the Borrower in an amount exceeding $500,000, a written notice thereof to Lender.

               (xi) Notice of Change in Credit Rating. Promptly upon becoming aware thereof, a written notice of any adverse change in, or downgrading of, any credit rating given the Borrower in connection with any outstanding debt obligations of the Borrower.

               (xii) Notice of Regulatory Action. Immediately upon becoming aware of any action or proceeding instituted by any federal, state or other regulatory agency which might materially and aversely affect the ability of the Borrower to perform its obligations under the Loan Agreement or otherwise with respect to the Loans, a written notice describing such action or proceeding and the status thereof.

               (xiii) Notice of Labor Dispute. Promptly after Borrower's learning of any labor dispute to which the Borrower may become a party, any strikes or walkouts relating to any of its plants or their facilities, or the expiration of any labor contract to which it is a party or by which it is bound, a written notice describing such strike, walkout or condition and the status thereof.

               (xiv) Quarterly Covenant Compliance Report. As promptly as practicable (but in any event not later than thirty (30) Business
          Days) following the end of each calendar quarter, a Covenant Compliance Report, substantially in the form of Exhibit M, stating:
          (i) whether the Borrower was in compliance during and at the end of the calendar quarter with respect to each of the covenants of the Borrower specified in this Agreement, (ii) which covenant(s), if any, the Borrower failed to comply with and the period(s) during which the Borrower was not in compliance, and (iii) for any covenant for which the Borrower is not in compliance (including periodic notice to Lender as to the Borrower's progress in such regard). If the Borrower identifies any covenant for which it is not in compliance, and as the Borrower reports to Lender on the correction of the noncompliance, the Borrower shall also provide Lender with sufficient documentation to permit Lender to understand the nature of the noncompliance and the progress toward correcting same. The Covenant Compliance Report shall be signed by the chief executive officer or chief financial officer of the Borrower. Lender's receipt of any report or other information identifying noncompliance by the Borrower or failure to respond thereto, shall not act as a waiver of Lender's rights under this Agreement or Lender's rights hereunder with respect to such noncompliance or any other event of noncompliance.

               (xv) Requested Information. From time to time and promptly upon the request of Lender, such data, certificates, reports, statements, opinions of counsel and other experts, documents or further information or assurance bearing upon or related to this Agreement, or the business, assets, liabilities, financial condition, results of operations, the Collateral or business prospects of the Borrower as Lender may reasonably request (including, without limitation, federal income tax returns of the Borrower, accounts payable ledgers, and bank statements), in each case in form and substance, and certified in a manner, satisfactory to Lender.

          (B) Compliance with Applicable Laws and Regulations; Payment of Taxes and Claims. The Borrower shall comply and cause each Subsidiary to comply with all Applicable Laws, rules, regulations and orders including, without limitation, all laws, statutes, regulations and ordinances regarding the collection, payment and deposit of employees' income, unemployment, Social Security, sales and excise taxes, and all ERISA and Environmental Laws, which failure to comply with might have a Material Adverse Effect, and shall also comply with, perform and observe and cause each Subsidiary to comply with, perform and observe, all material covenants, provisions and conditions in connection with all other loan or credit agreements to which it or any such Subsidiary is a party. The Borrower shall timely file, and cause each Subsidiary to file, all federal, state and local tax returns or extensions and other reports the Borrower or such Subsidiary to maintain, adequate reserves for the payment of all taxes, assessments, governmental charges, and levies imposed upon it, its income, or its profits, or upon any Property belonging to it. The Borrower shall pay and discharge, and cause each Subsidiary to pay and discharge, all taxes, assessments and governmental charges upon it, its income and Properties as and when such taxes, assessments and charges are due and payable, except and to the extent only that such taxes, assessments and charges are being actively contested in good faith and by appropriate proceedings, the Borrower promptly notifies Lender in writing of such contest, the Borrower (or such Subsidiary) maintains adequate reserves on its books therefor and the nonpayment of such taxes, assessments and charges does not result in a Lien upon any Properties of the Borrower (or such Subsidiary) other than a Permitted Lien. The Borrower shall also pay and discharge any lawful claims which, if unpaid, might become a Lien against any of the borrower's Properties except for Permitted Liens.

          (C) Insurance. In addition to the insurance requirements on the collateral set forth in Section 4.6 of this Agreement, the Borrower and each Subsidiary of the Borrower shall obtain and maintain insurance with insurers believed by the Borrower and each such Subsidiary to be responsible and reputable and reasonably acceptable to Lender, in such amounts and against such risks as is usually carried by companies engaged in similar business and owning similar Property in the same general areas in which the Borrower and each Subsidiary operates or as may be required by any Applicable Laws, orders or regulations or as may reasonably be requested by Lender. Upon the written request of Lender, the Borrower and each Subsidiary shall promptly, and in all events within ten (10) days of the date on which the Borrower receives such request, provide Lender with evidence of the insurance coverage required under this Section. Additionally, the Borrower and each Subsidiary and Affiliate of the Borrower shall provide not less than thirty (30) days advance written notification to Lender in the event of cancellation or material change in the terms of such coverage.

          (D) Preservation of Corporate Existence. The Borrower and each Subsidiary shall preserve and maintain its corporate existence and obtain and keep in force any and all rights, privileges, licenses, permits, patents, franchises, or other governmental authorizations necessary to the ownership of its Properties or to the conduct of its business; provided, however, that the Borrower or any Subsidiary shall not be required to preserve any such rights, privileges, licenses, permits, patents, and franchises or, in the case of any Subsidiary, its corporate existence, if
     (i) its Board of Directors shall determine that the preservation thereof is no longer desirable or necessary in the conduct of the current business of the Borrower or such Subsidiary and (ii) the loss thereof is not disadvantageous in any material respect to the Lender or any subsequent holder of any Loan and would not have a Material Adverse Effect.

          (E) Inspection. At any reasonable time and from time to time upon prior notice to the Borrower, the Lender or any agents or representatives thereof (at its own expense) shall be allowed to examine and make and prepare copies of and abstracts from the records and books of account of, and visit and inspect the Property of, the Borrower and each Subsidiary and to discuss the affairs, finances and accounts of the Borrower with any officer of the Borrower. In conjunction with such inspections, Lender agrees to hold harmless the Borrower from and against any and all damages, liabilities and expenses incurred by Lender (or its agents or representatives) resulting from such inspections, except to the extent resulting from the negligence or willful misconduct of the Borrower.

          (F) Maintenance of Property, Etc. The Borrower and each Subsidiary shall maintain and preserve all of its Property necessary in the proper conduct of its current business in good working order and condition, ordinary wear and tear excepted.

          (G) Maintenance of Records and Books of Account. The Borrower shall keep and cause each Subsidiary to keep accurate records and books of account, in accordance with GAAP consistently applied reflecting all its financial transactions.

          (H) [Intentionally Left Blank]

          (I) [Intentionally Left Blank]

          (J) Discharge of Indebtedness. The Borrower and each Subsidiary of the Borrower shall promptly pay and discharge any and all Indebtedness and lawful claims which, if unpaid, might become a Lien or charge upon the property of the Borrower or such Subsidiary, except such as may be contested or disputed in good faith or for which arrangements for deferred payment have been made, provided appropriate reserves are maintained, to the satisfaction of the Lender, for the eventual payment thereof.

          (K) Application of Proceeds of Loans. The Borrower shall use the proceeds of the Loan solely for the purposes of paying off the Property described in Exhibit C.

          (L) Security. The Borrower hereby agrees that it shall execute and deliver financing statements and other documents and instruments necessary, in the opinion of Lender, to provide and perfect the security interest created for the benefit of the Lender in the Collateral. The Lender's security interest in the Collateral shall be first and prior to all other Permitted Liens. The Borrower also agrees that if requested by Lender, (i) it will deliver actual possession of any part of the Collateral to the Lender and (ii) following an Event of Default, it will deliver actual possession of any part or all of the Collateral to Lender or such third party as Lender may designate.

          (M) ERISA Compliance. The Borrower shall (i) at all times make prompt payment of contributions required to meet the minimum funding standards set forth in ERISA with respect to each Plan; (ii) promptly after the filing thereof, furnish to Lender copies of any annual report required to be filed pursuant to ERISA in connection with each Plan and any other employee benefit plan of it and its ERISA Affiliates subject to said Section; (iii) notify Lender as soon as practicable of any Reportable Event and of any additional act or condition arising in connection with any Plan which the Borrower believes might constitute grounds for the termination thereof by the PBGC or for the appointment by the appropriate United States district court of a trustee to administer the Plan; (iv) notify Lender as soon as practicable of any Prohibited Transaction and (v) furnish to Lender, promptly upon Lender's request therefor, such additional information concerning any plan or any other such employee benefit plan as may be reasonably requested.

          (N) ERISA Reports. Borrower shall furnish to Lender (i) as soon as possible and in any event within thirty (30) days after the Borrower or any Subsidiary or ERISA Affiliate of the Borrower knows or has reason to know that any Reportable Event with respect to any Plan has occurred or arisen, a statement of the chief financial officer of the Borrower or the affected Subsidiary setting forth details as to such Reportable Event and the actions which the Borrower or such affected Subsidiary proposes to take with respect thereto, together with a copy of the notice of such Reportable Event given to the PBGC (if a copy of such notice is available to the Borrower), and (ii) prompt written notice of any decision by the Borrower or affected Subsidiary to terminate or withdraw from any Plan, and (iii) promptly after receipt thereof, a copy of any notice of intent to terminate any Plan or to appoint a trustee to administer any Plan which the Borrower or any affected Subsidiary may receive from the PBGC or the Internal Revenue Service with respect to any Plan.

          (O) Evidence of Ownership. Borrower shall deliver to Lender at any time or times, upon request of Lender, copies of all invoices, bills of sale, or other documents, as deemed necessary by Lender in its sole discretion, to evidence the Borrower's ownership of any and all of the assets then comprising the Collateral.

          (P) Uninsured Loss. Borrower shall give Lender written notice of any uninsured loss suffered by the Borrower or any Subsidiary through fire, theft, judgment, liability or property damage in excess of $500,00.

          (Q) Notice of Change of Location of Collateral. Borrower shall notify Lender in writing prior to locating Collateral at any site(s) other than those permitted in Section 4.4 and shall provide Lender with the location of such additional site(s). Borrower shall provide Lender with copies of all agreements between Borrower and any landlord or warehouseman which owns any premises at which any Inventory or other Collateral may, from time to time, be kept. Borrower shall notify Lender in writing at least thirty (30) days prior to the opening of any new office or place of business or the closing of any existing office or place of business.

          (R) Further Assurances. At Lender's request, promptly execute or cause to be executed and deliver to Lender any and all documents, instruments and agreements prepared at Lender's expense and reasonably deemed necessary by Lender to give effect to or carry out the terms or intent of this Agreement or any of the other Loan Documents.

          (S) Communications to and with Lender. The Borrower shall permit Lender to communicate directly with, and to receive communications directly from, any of the following Persons concerning Borrower, its business, the Collateral and the Loan (and Lender is irrevocably authorized to communicate with and receive communications from each such Persons): (i) any service bureau, warehousing service, freight forwarder, trade creditor, consignee, bailee, customer or landlord; (ii) any Person employed by Borrower; and (iii) Borrower's present and future independent public accountants; each of which Persons is authorized by Borrower to communicate with Lender and to disclose to Lender any and all matters relating to Borrower, its financial condition and prospects, and the Collateral.

     7.2. Negative Covenants. The Borrower covenants that from the date hereof so long as this Agreement shall be in effect or any Loan shall be outstanding or any amounts owed by the Borrower to the Lender shall remain unpaid and unless otherwise consented to by Lender in writing, the Borrower shall not:

          (A) Sale or Disposition of Assets. Sell, lease or otherwise dispose of any of its Properties or permit any of its Subsidiaries or Affiliates to sell, lease or otherwise dispose of any of their Properties, including any disposition of Property as part of a sale and leaseback transaction, to or in favor of any Person, except: (i) sales of Inventory and leases of Machines in the ordinary course of the Borrower's business for so long as no Event of Default exists hereunder with written notice thereof to the Borrower (and, for purposes hereof, dispositions of Machines in auction sales or to other merchants of similar Property consistent with the Borrower's practice prior to the date hereof shall be deemed in the ordinary course of business); (ii) a transfer of Property to the Borrower by a Subsidiary; (iii) dispositions expressly authorized elsewhere in this Agreement; (iv) the sale or assignment of Chattel Paper in a Non-recourse Transaction entered into in the ordinary course of business; and (v) any disposition of any assets or retired property not used or useful in the Borrower's business.

          (B) Mergers; Consolidations; Acquisitions. Merge or consolidate, or permit any Subsidiary to merge or consolidate, with any Person, or acquire all or any substantial part of the Properties of any Person.

          (C) Liens and Encumbrances. Create, incur or suffer to exist, or permit any Subsidiary to create, incur or suffer to exist, any Lien upon any of its Property, income or profits, whether now owned or hereafter acquired, except the following Liens (the "Permitted Liens"):

               (i) Liens at any time granted in favor of the Lender;

               (ii) Liens for taxes (excluding any Lien imposed pursuant to any of the provisions of ERISA) not yet due or being contested as permitted by Section 9.1(B), but only if such Lien does not have a Material Adverse Effect;

               (iii) Liens securing the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons for labor, material, supplies or rentals incurred in the ordinary course of the Borrower's business, but only if the payment thereof is not at the time required and only if such Liens are junior in priority to the Liens in favor of the Lender, except where any such amounts are being contested in good faith;

               (iv) Liens resulting from deposits made in the ordinary course of business in connection with Workmen's compensation, unemployment insurance, social security and other like laws.

               (v) attachment, judgment and other similar non-tax liens (excluding Environmental Liens) arising in connection with court proceedings, but only if and for so long as the execution or other enforcement of such Liens is and continues to be effectively stayed and bonded on appeal in a manner satisfactory to Lender for the full amount thereof, and the validity and amount of the claims secured thereby are being actively contested in good faith and by appropriate lawful proceedings, such Liens do not, in the aggregate, materially detract from the value of the Property of the Borrower or materially impair the use thereof in the operation of the Borrower's business and such Liens are and remain junior in priority to the Liens in favor of the Lender;

               (vi) reservations, exceptions, easements, rights of way, and other similar consensual encumbrances affecting real Property, provided that, in Lender's reasonable judgment, they do not in the aggregate materially detract from the value of said Properties or materially interfere with their use in the ordinary conduct of the Borrower's business and, if said real Property constitutes Collateral, the Lender has consented thereto;

               (vii) existing liens on, or Liens incurred to finance the acquisition or construction of, or for the purpose of refinancing the Borrower's physical plant or office buildings;

               (viii) Liens securing Indebtedness of Subsidiary to the Borrower or another Subsidiary;

               (ix) such other Liens as appear on Exhibit N as additional Permitted Liens;

               (x) such other Liens as the Lender may hereafter approve in writing.

          (D) Loans. Make any loans or other advances of money in excess of $1,000,000 in aggregate principal (other than for salary, travel advances, ordinary moving expenses, advances against commissions and other advances to employees in the ordinary course of business) to any Person, including, without limitation, any of the Borrower's Affiliates, officers or employees.

          (E) Margin Securities. Purchase or acquire (or enter into any contract to purchase or acquire) any "margin security" as defined by any regulation of the Board of Governors as now in effect or as the same may hereafter be in effect unless, prior to any such purchase or acquisition or entering into any such contract, Lender shall have received an opinion of counsel satisfactory to it to the effect that such purchase or acquisition will not cause this Agreement to violate Regulations G or U or any other regulation of the Board of Governors then in effect.

          (F) Affiliate Transactions. Except as provided in Section 7.2(D) hereof, enter into, or be a party to any transaction with any Affiliate or stockholder, except in the ordinary course of and pursuant to the reasonable requirements of the Borrower's business and upon fair and reasonable terms which are no less favorable to the Borrower than the Borrower could obtain in a comparable arm's length transaction with a Person not an Affiliate or stockholder of the Borrower.

          (G) Partnerships or Joint Ventures. Become or agree to become a general or limited partner in any general or limited partnership or a joint venturer in any joint venture.

          (H) Adverse Transactions. Enter into any transaction, which has or may have a Material Adverse Effect or permit or agree to any material extension, compromise or settlement of any Account.

          (I) Guaranties. Guarantee, assume, endorse or otherwise, in any way, become directly or contingently liable with respect to the Indebtedness of any Person except (i) by endorsement of instruments or items of payment for deposit or collection, (ii) agreements to repurchase Accounts or Chattel Paper that have been discounted, sold or otherwise assigned in the ordinary course of the Borrower's business or (iii) as otherwise approved by Lender.

          (J) Subsidiaries. Hereafter acquire or create any Subsidiary or divest itself of any material assets in excess of ten (10) percent of Adjusted Tangible Net Worth by transferring them to any Subsidiary.

          (K) Capital Expenditures. Make Capital Expenditures (including, without limitation, expenditures by way of Capitalized Leases), which, in the aggregate during any fiscal year of the Borrower, exceed ten (10) percent of Adjusted Tangible Net Worth, plus annual depreciation. For purposes of this limitation only, additions to the Capitalized Rental Fleet shall not be treated as Capital Expenditures.

          (L) Restricted Investment. Make any Restricted Investment.

          (M) Business Locations. Transfer its principal place of business or chief executive office, or open new business locations or manufacturing plants, or transfer existing manufacturing plants, or maintain warehouses or records with respect to Property, to or at any locations other than the business locations set forth in Exhibit D, except upon at least sixty (60) days prior written notice to Lender and after the delivery to Lender of financing statements, if required by Lender, in form satisfactory to the Lender to perfect or continue the perfection of the Lien under this Agreement.

          (N) Name of the Borrower. Use any corporate name (other than its own or any fictitious name or "d/b/a" except for the names disclosed in Exhibit G.

          (O) Fiscal Year. Change its fiscal year.

          (P)  Tax  Consolidation.   File  or  consent  to  the  filing  of  any
     consolidated income tax return with any person.

          (Q) Net Income. Suffer losses in excess of $1,000,000 during any calendar year or Fiscal Year.

          (R) Contingent Liabilities.  Incur Contingent  Liabilities,  including
     agreements  to  repurchase   Accounts  or  Chattel  Paper  that  have  been
     discounted, sold or otherwise assigned, in excess of $1,000,000.


SECTION 8. CONDITIONS PRECEDENT

     Notwithstanding any other provision of this Agreement or any of the other Loan Documents, and without affecting in any manner the rights of Lender under the other Sections of this Agreement, it is understood and agreed that the Commitment shall not be binding upon Lender and Lender shall not be obligated to make any Loan under Section 2 of this Agreement unless and until each of the following conditions has been continues to be satisfied, all in form and substance satisfactory to Lender and its counsel:

     8.1 Documentation. Lender shall have received the following documents, each to be in form and substance satisfactory to Lender and its counsel:

          (A) Certified copies of Borrower's casualty insurance policies, together with loss payable endorsements naming Lender as loss payee, and certified copies of Borrower's liability insurance policies, together with endorsements naming Lender as a co-insured;

          (B) Copies of all filing receipts or acknowledgments issued by any governmental authority to evidence satisfactory to Lender of any filing or recordation necessary to perfect the Liens of Lender in the Collateral and evidence in a form acceptable to Lender that such Liens constitute valid and perfected security interests and Liens, having the Lien priority specified in Section 4.2(B) hereof;

          (C) A certified copy of the resolutions of the Board of Directors of the Borrower evidencing approval of this Agreement and all other matters contemplated hereby or related hereto;

          (D) Copies of the charter and bylaws of the Borrower, certified by an authorized officer of the Borrower as being true and correct copies thereof;

          (E) A certificate of an authorized officer of the Borrower, which shall certify the names of the officers of the Borrower authorized to execute and deliver this Agreement and the other Loan Documents to be delivered pursuant to this Agreement by the Borrower or any of its officers, together with the true signatures of such officers. The Lender may conclusively rely on such certificate until the Lender shall receive a further certificate of an authorized officer of the Borrower canceling or amending the prior certificate and submitting the signatures of the officers named in such further certificate.

          (F) A copy of the charter of the Borrower, certified by the Secretary of State or other appropriate and authorized official of the Borrower's jurisdiction of incorporation;

          (G) A good standing certificate with respect to the Borrower issued as of a recent date by the Secretary of State or other appropriate and authorized official of the Borrower's jurisdiction of incorporation;

          (H) A closing certificate signed by the President and Chief Financial Officer of Borrower dated as of the Closing Date, stating that (i) the representations and warranties set forth in Section 8 hereof are true and correct in all material respects on and as of such date, (ii) Borrower is on such date in compliance in all material respects with all the terms and provisions set forth in this Agreement and (iii) on such date no Default or Event of Default has occurred or is continuing;

          (I) The Other Agreements duly executed and delivered by Borrower;

          (J) The favorable, written opinion of counsel to Borrower, as to the transactions contemplated by this Agreement and any of the other Loan Documents, to be in form and scope satisfactory to Lender and its counsel substantially in the form of Exhibit O;

          (K) Written instructions from Borrower directing the application of proceeds of the Loan made pursuant to this Agreement;

          (L) The Note, properly executed on behalf of the Borrower and substantially in the form of Exhibit B hereto;

          (M) The Borrower has delivered landlord or warehouseman agreements with respect to all premises leased by the Borrower; and

          (N) The Subordination Agreements, properly executed and substantially in the form of Exhibit Q hereto;

          (O) Such other documents, instruments and agreements as Lender shall reasonably request in connection with the foregoing matters.

          (P) A guaranty, in a form acceptable to lender, from Kimmins Corp. and Transcor Waste Services, Inc. (herein "Guarantor(s)).

          (Q) A certified copy of the resolutions of the Board of Directors of the Guarantors evidencing authorization of the granting of such guaranties as well as approval of this Agreement and all other mattes contemplated hereby or related hereto;

          (R) A certificate of an authorized officer of the Guarantors, which shall certify the names of the officers or other officials of the Guarantors authorized to execute and deliver the guaranties and any other documents to be delivered, together with the true signatures of such officers or other officials.

          (S) The favorable, written opinion of counsel to Guarantors, as to the Guarantors ability to provide a valid and enforceable guaranty contemplated herein.

          (T) A negative pledge from Transcor Waste Services, Inc. that it shall not, without the written consent of Lender, sell, pledge, divest, convey, transfer or encumber in any way any of its shares, stock, rights, title, interest or beneficial ownership of any or all marketable securities of Waste Management including but not limited to Waste Management Inc.

          (U) A negative pledge from Kimmins Corp. that it shall not, without the written consent of Lender, sell, pledge, divest, convey, transfer or encumber in any way any of its shares, stock, rights, title, interest or beneficial ownership of Transcor Waste Services, Inc.

     8.2 Other Conditions. The following conditions have been and shall continue to be satisfied, to the satisfaction of ---------------- Lender:

          (A) No Default or Event of Default shall exist;

          (B) Lender shall have received the closing fee of $2,500.00 from Borrower;

          (C) Each of the conditions precedent set forth in the other Loan Documents shall have been satisfied;

          (D) Since March 31, 1999, there shall not have occurred any material adverse change in the business financial condition or results of operations of Borrower, or the existence or value of any Collateral, or any event, condition or state of facts which would reasonably be expected to have a Material Adverse Effect;

          (E) No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages from any Person in respect of, the consummation of the transactions contemplated hereby or which, in Lender's sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement or any of the other Loan Documents);

          (F) The making of the Loan shall not violate Regulations G, T, U or X of the Board of Governors; and

          (G) The representations and warranties of Borrower set forth herein and other Loan Documents are and shall remain true, correct and complete in all material respects.

     8.3 No Waiver of Conditions Precedent. If Lender elects to make the Loan hereunder prior to the fulfillment of any of the conditions precedent set forth in this Section 8, the making of such Loan shall constitute only an extension of time for the fulfillment of such condition and not a waiver thereof, and Borrower shall use its best efforts to fulfill each such condition promptly.

SECTION 9 EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT

     9.1 Events of Default. An "Event of Default" shall exist if any of the following shall occur and be continuing, whatever the reason for such event or condition and whether it shall be voluntary or involuntary, or within or without the control of the Borrower or any Subsidiary, or be effected by operation of law or pursuant to any order or judgment of a court or otherwise.

          (A) the Borrower shall fail to pay any portion of the principal or interest with respect to the Note or of any Loan when due and such default shall continue unremedied for fourteen (14) days thereafter; or

          (B) any representation, warranty or other statement made by or on behalf of the Borrower in this Agreement, or by or on behalf of the Borrower in any other Loan Document shall prove false or misleading in any material respect; or

          (C) the Borrower shall fail or neglect to perform, keep or observe any covenant contained in this Agreement or other Loan Document (other than a covenant a default the performance or observance of which is dealt with specifically elsewhere in this Section 9.1) and the breach of such other covenant is not cured to Lender's satisfaction within thirty (30) days after the sooner to occur of the Borrower's receipt of notice of such breach from Lender or the date on which such failure or neglect first becomes known to any officer of the Borrower; or

          (D) there shall occur any default on the part of Borrower (including specifically, but without limitation, due to nonpayment) under any other agreement, document, or instrument to which Borrower and Lender are parties; or

          (E) the Borrower shall fail to make any payment due on any Indebtedness or other Security or any event shall occur (other than the mere passage of time) or any condition shall exist in respect of any such Indebtedness or other Security of the Borrower, or under any agreement securing or relating to such Indebtedness or other Security, the effect of which is (i) to cause (or permit any holder of such Indebtedness or other Security or a trustee to cause) such Indebtedness or other Security, or a portion thereof, to become due prior to its stated maturity or prior to its regularly scheduled dates of payment, or (ii) to permit a trustee or the holder of any Security (other than common stock of the Borrower) to elect a majority of the directors on the Board of Directors of the Borrower; or

          (F) a custodian, receiver, liquidator or trustee of the Borrower, or of any of its Property, shall be appointed by court order and such order shall remain in effect for more than sixty (60) days; or an order for relief in respect of the Borrower shall be entered under the federal bankruptcy laws, as now or hereafter constituted; or any of its Property shall be sequestered by court order and such order shall remain in effect for more than sixty (60) days; or a petition shall be filed against the Borrower under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, and shall not be dismissed within sixty
     (60) days after such filing; or

          (G) the Borrower shall file a petition in voluntary bankruptcy or seeking relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, or shall consent to the filing of any petition against it under any such law; or

          (H) the Borrower shall make a general assignment for the benefit of its creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall consent to the appointment of a custodian, receiver, trustee or liquidator of the Borrower or of all or a substantial part of its Property; or

          (I) an adverse change with respect to the financial condition of the Borrower which results, in the good faith credit judgment of the Lender, in a material impairment of the prospect of repayment of the Loan; or

          (J) the Borrower or any Subsidiary of the Borrower suffers a final judgment against it which, within sixty (60) days from the date such judgment is entered, shall not have been discharged or execution thereof stayed pending appeal unless (i) such judgment in the reasonable opinion of the Lender is adequately covered by insurance; or (ii) adequate accruals with respect to such judgment have been established in accordance with GAAP and the aggregate amount of all such judgments at any time during the term hereof, not adequately covered by insurance is not at any time excess of $100,00; or

          (K) a sale, hypothecation or other disposition of twenty percent (20%) or more of the beneficial interest in any class of voting stock of the Borrower without the prior written consent of Lender; or

          (L) any Reportable Event, which Lender determines in good faith constitutes grounds for termination of any Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer or liquidate any Plan, shall have occurred and be continuing thirty (30) days after written notice of such determination by Lender shall have been given to the Borrower, or a decision shall have been made by the Borrower or Subsidiary of the Borrower to terminate, file a notice of termination with respect to, or withdrawn from, any Plan, or a trustee shall be appointed by the appropriate United States District Court to administer any Plan, or the PBGC shall institute proceedings to terminate any Plan or to appoint a trustee to administer any Plan, and in case of the occurrence of any of the above, the aggregate amount of the Borrower's liability to the PBGC under applicable provisions of ERISA, as determined in good faith by the Lender, is reasonably expected to exceed five percent (5%) of the Borrower's Net Worth (as determined in accordance with GAAP), and such liability of the Borrower is not covered in full, for the benefit of the Borrower, by insurance; or

          (M) there shall occur a cessation of a substantial part of the business of the Borrower for a period which significantly affects the Borrower's capacity to continue its business on a profitable basis; or the Borrower shall suffer the loss or revocation of any license or permit now held or hereafter acquired by the Borrower which is necessary to the continued lawful operation of its business and such loss or revocation shall have a Material Adverse Effect; or the Borrower shall be enjoined, restrained or in any way prevented by court, governmental or administrative order from conducting all or any material part of its business affairs; or any lease or agreement pursuant to which the Borrower leases, uses or occupies any Property shall be cancelled or terminated prior to the expiration of its stated term and such termination shall have a Material Adverse Effect; or any material part of the Collateral shall be taken through condemnation or the value of such Property shall be impaired through condemnation; or

          (N) the Borrower, or any Affiliate, shall challenge or contest in any action, suit or proceeding the validity or enforceability of this Agreement or any of the other Loan Documents, the legality or enforceability of any of the Obligations or the perfection or priority of any Lien granted for the benefit of the Lender; or

          (O) the Borrower shall be criminally indicted or convicted under any Forfeiture Law that results in or could lead to a forfeiture of any Property of the Borrower that is material to its financial condition or business operations; or

          (P) the loss, theft, or destruction of or damage to any material portion of the Collateral for which there is either no insurance coverage or for which there is, in the reasonable opinion of Lender, insufficient insurance coverage; or

          (Q) the making of any levy, seizure, or attachment upon the Collateral which shall not be discharged within sixty (60) days; or

     9.2 Acceleration of the Obligations. Without in any way limiting the right of the Lender to demand payment of any portion of the Obligations payable on demand in accordance with this Agreement or any of the other Loan Documents, upon or at any time after the occurrence of an Event of Default, and during the continuance thereof, all or any portion of the Obligations due or to become due from Borrower to lender, whether under this Agreement or any of the other Loan Documents or otherwise, shall, at the option of Lender and without notice to or demand upon Borrower, become at once due and payable and Borrower shall forthwith pay to Lender, in addition to any and all sums and charges due, the entire principal of and accrued and unpaid interest on the Obligations plus reasonable attorneys' fees.

     9.3 Remedies. Upon or at any time after the occurrence of an Event of Default and during the continuance thereof, Lender may exercise from time to time the following rights and remedies:

          (A) All of the rights and remedies of a secured party under the Code or under other Applicable Law, and all other legal equitable rights to which Lender my be entitled, all of which rights and remedies shall be cumulative, and none of which shall be exclusive, and shall be in addition to any other rights or remedies contained in this Agreement or any of the other Loan Documents.

          (B) The right to notify Account Debtors to make remittances to Lender of all sums due on Accounts and to collect the Accounts directly from the Account Debtor.

          (C) The right (i) to take immediate possession of the Collateral, or alternatively to require Borrower to assemble the Collateral, at Borrower's expense, and make it available to Lender at a place designated by lender that is reasonably convenient to both parties, and (ii) to enter any of the premises of Borrower or wherever any of the Collateral shall be located, and to keep and store the same on said premises until sold (and if said premises be the Property of Borrower, Borrower agrees not to charge Lender for storage thereof).

          (D) The right to sell or otherwise dispose of all or any of the Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, for cash or on credit, all as lender, in its sole discretion, may deem advisable. Borrower agrees that ten (10) days written notice to Borrower of any public or private sale or other disposition of any Collateral shall be reasonable notice thereof; provided, however, that no notice to Lender's intended disposition of Collateral shall be required with respect to any portion of the Collateral that is perishable threatens to decline speedily in value or is of a type customarily sold on a recognized market, nor shall any such notice be required hereunder if not otherwise required under Applicable law. Lender shall have the right to conduct such sales on Borrower's premises, without charge therefor, and such sales may be adjourned from time to time in accordance with Applicable law. Lender shall have the right to sell, lease or otherwise dispose of any Collateral, or any part thereof, for cash, credit or any combination thereof, and Lender may purchase all or any part of any Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Obligations.

     Lender is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of sue of any name, trade secrets, tradenames, trademarks and advertising matter, or any Property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral and Borrower's rights under all licenses (to the extent permitted under applicable license agreements) and all franchise agreements shall inure to Lender's benefit. The proceeds realized from the sale of any Collateral may be applied, after allowing two (2) Business Days for collection, first to the costs, expenses, attorneys' fees and other Liquidation Expenses incurred by Lender in collecting the Obligations, in enforcing the rights of lender under the Loan Documents and in collecting, retaking, completing, protecting, removing, storing, advertising for sale, selling and delivery of any of the Collateral; secondly, to interest due upon any of the Obligations; and thirdly, to the principal of the Obligations.

     9.4 Remedies Cumulative; No Waiver. All covenants, conditions, provisions, warranties, indemnities, and other undertakings of Borrower contained in this Agreement and the other Loan Documents, or in any document referred to herein or contained in any agreement supplementary hereto or in any schedule or contained in any other agreement among Lender and Borrower, heretofore, concurrently, or hereafter entered into, shall be deemed cumulative to and not in derogation or substitution of any of the terms, covenants, conditions, or agreement of Borrower herein contained. The failure or delay of Lender to exercise or enforce any rights, Liens, powers, or remedies hereunder or under any of the other Loan Documents shall not operate as a waiver of any of such Liens, rights, powers or remedies, but all such Liens, rights, powers, and remedies shall continue in full force and effect until all Revolver Loans and all other Obligations owing or to become owing from Borrower to Lender shall have been indefeasibly paid in full, and all liens, rights, powers, and remedies provided herein and the other Loan Documents are cumulative and none are exclusive.

SECTION 10. BENEFIT OF AGREEMENT SECTION

     10.1 Successors and Assigns. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns, except that Borrower shall not have the right to assign its rights or obligations under this Agreement or any of the other Loan Documents, except to Kimmins Specialty Contracting Corporation but only upon receiving prior written approval from lender. Lender shall give written notice to the Borrower within fifteen (15) business Days of such assignment, provided however, such notice shall be given on a "best efforts" basis and Lender shall not be liable to Borrower for the failure to give such notice, and any such failure shall not affect the validity or effectiveness of such assignment.

SECTION 11. GENERAL

     11.1 Amendments. The terms of this Agreement may not be amended waived, modified or terminated except by written instrument signed by the parties hereto. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereon.

     11.2 Notices.

          (A) All communications under this Agreement shall be in writing and shall be mailed by first call mail, postage prepaid, or delivered by hand or transmitted by telex or other telecommunications device capable of transmitting or creating a written record:

               (i) if to Lender, at its address at 3322 West End Avenue, Nashville, Tennessee, 37203-0983, Attention: Operations Manager, Telephone No. (615) 386-5960 or Telecopier (615) 386-5959 or at such other address as it may have furnished in writing to the Borrower; or

               (ii) if to the Borrower, at its address at 1502 2nd Avenue, Tampa, Florida 33605, Attention: Joe Williams, Telecopier (813) 247-0181 or at such other address as it may have furnished in writing to the Lender;

          (B) Any notice so addressed and mailed by first class mail shall be deemed to be given when received or if mailed by registered or certified mail, two Business days after being so mailed, and any notice delivered by hand or transmitted by telecommunications device shall be deemed to be given when received by the Borrower or the Lender, as the case may be.

     11.3 Costs, Expenses and Indemnification

          (A) The Borrower agrees to pay all costs and expenses in connection with the preparation, execution, delivery and enforcement of this Agreement and any other documents to be delivered hereunder, (other than travel costs of the Lender) including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Lender (excluding any internal allocated charges of the Lender's in-house counsel) with respect thereto and with respect to advising the Lender as to its respective rights and responsibilities under this Agreement and the other Loan Documents. The Borrower also agrees to pay on demand all losses, costs and expenses, if any (including reasonable counsel fees and expenses except for any internal allocated charge of Lender's in-house counsel), incurred in connection with the preservation of, or the enforcement of, or legal advice in respect of, the rights or responsibilities of the Lender under this Agreement or the Loan Documents, including, without limitation, losses, costs and Liquidation Expenses sustained by the Lender as a result of any failure by the Borrower to perform or observe its obligations contained herein or in any other Loan Document. The Borrower further agrees to indemnify and hold harmless the Lender from and against any and all damages, losses, liabilities, costs and expenses resulting from, relating to or connected with this Agreement, the Loans or the other Loan Documents or the transactions contemplated hereby, except to the extent resulting from the gross negligence or willful misconduct of the Lender.

          (B) The Borrower further agrees to indemnify and hold harmless Lender from and against any and all claims, losses, damages, response costs, clean-up costs and expenses suffered and/or incurred at any time by Lender arising out of or in any way relating to conditions existing on or activities taking place at any time on the Property of the Borrower, including but not limited to any Hazardous Materials (as defined herein) in, on, under, at, generated at or from or used in the construction and/or renovation of, the Property, and/or the failure or Borrower to perform its obligations and covenants hereunder with respect to environmental matters, including, but not limited to: (i) claims of any persons for costs, damages, penalties, contribution, response costs, clean-up costs, injunctive or other relief, (ii) costs of investigation, removal, remediation and restoration, including reasonable fees of attorneys, consultants and experts, and costs of reporting the existence of Hazardous Materials to any governmental body and (iii) any expenses or obligations, including attorneys' fees, incurred at, before and after any trial or appeal therefrom whether or not taxable as costs, including, without limitation, witness fees, deposition costs, copying and telephone charges and other expenses. All costs covered by this indemnification shall be paid by Borrower to Lender when incurred by Lender. If Lender shall take possession of any property owned or operated by Borrower and if a matter for which Lender might otherwise be entitled to indemnification by Borrower hereunder shall have begun, occurred or arisen prior to the time at which Lender takes possession and shall be unremediated, incompletely remediated or continuing then Lender's possession shall not affect Borrower's duty and obligation to indemnify Lender hereunder, except, and then only to the extent, that Lender's acts or omissions after the time at which it takes possession increases any claim, loss, damage, response cost, clean-up and/or expense for which indemnification is sought.

     11.4 Power of Attorney. Borrower hereby irrevocably designates, makes, constitutes and appoints Lender (and all Persons designated by Lender) as Borrower's true and lawful attorney (and agent-in-fact) and Lender, or Lender's agent, may, without notice to Borrower and in either Borrower's or Lender's name, but at the cost and expense of Borrower:

          (A) At such time or time hereafter as Lender or said agent, in its sole discretion, may determine, endorse Borrower's name on any check, note, acceptance, draft, money order or any other evidence of payment or proceeds of the Collateral which come into the possession of Lender or under Lender's control; and

          (B) At such time or times upon or after the occurrence of an Event of Default and during the continuance thereof, as Lender or its agent in its sole discretion may determine: (i) settle, adjust, compromise, discharge or release any of the Collateral or any legal proceedings brought to collect any of the Collateral; (iii) take control, in any manner, of any item of payment or proceeds relating to any Collateral; (iv) prepare, file and sign Borrower's name to a proof of claim in bankruptcy or similar document to any notice of lien, assignment or satisfaction of lien or similar document in connection with any of the Collateral; (v) endorse the name of Borrower upon any of the items of payment or proceeds relating to any Collateral and deposit the same to the account of Lender on account of the Obligations;
     (vi) endorse the name of Borrower upon any Chattel Paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Collateral; (vii) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Collateral and to which Borrower has access;
     (viii) make and adjust claims under policies of insurance; (ix) notify the post office authorities to change the address for delivery of the Borrower's mail to an address designated by Lender, and receive, open and dispose of all mail addressed to the Borrower (provided any mail which is not related to the Collateral shall be returned to the Borrower); and (x) do all other acts and things necessary, in lender's determination, to fulfill Borrower's obligations under this Agreement.

     Lender shall give written notice to the Borrower within fifteen (15) Business Days of the exercise of any of the foregoing rights under the power of attorney granted herein, provided however, such notice shall be given on a "best efforts" basis and lender shall not be liable to Borrower for the failure to give such notice, and any such failure shall not affect Lender's status or powers or attorney.

     11.5 Reproduction of Documents. This Agreement and all other Loan Documents, including, without limitation, (i) consents, waivers and modifications which may hereafter be executed, (ii) documents delivered at the closing date and on the Initial Closing Date, and (iii) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by the Lender by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and Lender may destroy any original document so reproduced. The Borrower agrees and stipulates that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

     11.6 Survival. All warranties, representations, agreements and covenants made by the Borrower herein or in any other Loan Document shall be considered to have been relief upon by the Lender and shall survive the making of the Loans regardless of any investigation made by or on behalf of the Lender. All statements in any other Loan Document shall constitute warranties and representations by the Borrower hereunder.

     11.7. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties. The borrower may not assign its rights hereunder without the prior written consent of the Lender.

     11.8. Governing Law.

          (A) THE PARTIES HERETO HAVE EXPRESSLY AGREED THAT, SUBJECT TO ANY APPLICABLE PROVISIONS OF THE CODE OF THE STATE OF FLORIDA WHICH MANDATE THAT ONLY FLORIDA LAW SHALL APPLY, THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TENNESSEE, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

          (B) The parties hereto acknowledge, consent and agree that the United States District Court for the Middle District of Tennessee and any court of competent jurisdiction of the State of Tennessee shall have jurisdiction in any proceeding instituted to enforce this Agreement and any objections to venue are hereby waived.

     11.9 Right of Setoff. As collateral security for the repayment of the Borrower's obligations and liabilities under this Agreement, the Borrower here grants the Lender and the Lender's successors and assigns (including any affiliate or subsidiary of lender (including Caterpillar) the right to apply, at any time and from time to time should an Event of Default exist hereunder, any and all obligations owing from the Lender (or its assignees) to the Borrower toward repayment of any sums owing from the Borrower to the Lender hereunder.

     11.10 Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

     11.11 Duplicate Originals. Two or more duplicate originals of this Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument.

     11.12 Consequential Damages. Notwithstanding any other provision of this Agreement, borrower hereby fully waives any claim or right now or hereafter existing against Lender for any incidental, special, or consequential damages whether based on contract, warranty, tort (including negligence and strict liability), or otherwise.

     11.12 Headings. The Article and Section headings set forth herein are for convenience only and are not part of the text -------- hereof.

     11.13 Jury Trial Waiver. THE BORROWER AND THE LENDER EACH WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO ANY OF THE LOAN DOCUMENTS, THE OBLIGATIONS OR THE COLLATERAL. THE BORROWER ACKNOWLEDGES THAT THE FOREGOING WAIVER IS A MATERIAL INDUCEMENT TO LENDER ENTERING INTO THIS AGREEMENT AND THAT LENDER IS RELYING UPON THE FOREGOING WAIVER IN ITS FUTURE DEALINGS WITH THE BORROWER. THE BORROWER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THE FOREGOING WAIVER WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH SUCH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                                       CO-BORROWERS:

                                       Kimmins Contracting Corp.

                                       By:_______________________________

                                       Title:_____________________________

                                       Date:_____________________________

                                       Kimmins Equipment Leasing Corp.

                                       By:_______________________________

                                       Title:_____________________________

                                       Date:_____________________________




                                      LENDER:


Total Commitment:                     CATERPILLAR FINANCIAL SERVICES CORPORATION

-------------------------
                                      By:_______________________________

                                      Title:_____________________________

                                    EXHIBIT A

                    RESTRICTED INVESTMENTS APPROVED BY LENDER


                                      None

                                    EXHIBIT B

                         TERM LOAN PROMISSORY NOTE FORM

                                 PROMISSORY NOTE

Co-Borrowers:                                        Lender:
Kimmins Contracting Corporation             Caterpillar Financial Services
1501 2nd Avenue                             3322 West End Avenue
Tampa, Florida 33605                        Nashville, Tennessee 37203-1071

Kimmins Equipment Leasing Corp.

Principal Amount: _______________________
Date of Note: ___________________________

PROMISE TO PAY. For Value Received, Co-Borrowers (hereafter "Borrower"), jointly and severally promise to pay to the order of Lender, in immediately available funds at the address of Lender set forth above or at such other place as Lender or the holder hereof shall designate in writing, the principal amount of Forty Nine Million, One Hundred Twenty Five Thousand, Four Hundred Eighty Six and 00/100ths dollars ($49,125,486.00) with interest on the outstanding principal from and including the date hereof at the per annum rate equal to that set forth below, until the indebtedness evidenced by this Note has been paid in full.

PAYMENT SCHEDULE. Monthly payments of principal and interest in arrears, each in an amount equal to Seven Hundred Thousand and 00/100ths Dollars ($700,000.00), shall be made commencing on the 8th day of July, 1999, and continuing on the 8th day of each month thereafter through and including the 8th day of June, 2002, and a final balloon payment equal to all principal and interest outstanding at the time, shall be made on the 8th day of July, 2002.

Borrower shall, in addition to the payments required above, reduce the principal amount by no less than Three Million Three Hundred Thirty Three Thousand Dollars ($3,333,000.00) per year for three (3) years on the dates more specifically set forth below. ("Principal Reduction Payments"). The first such principal Reduction Payment shall be made on the 8th day of July, 2000, the second Principal Reduction Payment shall be made on the 8th day of July, 2001, and the final Principal Reduction Payment shall be made on the 8th day of July, 2002.

All payments received shall be applied first to accrued interest and other non-principal amounts then owing under this Note and then to the principal balance outstanding. The acceptance of any payment which is less than payment in full of all amounts due and owing at such time shall not constitute waiver of lender" or the holder's right to receive payment in full of all amounts due and owing at such time or any prior or subsequent time.

INTEREST. Interest shall be calculated at the fixed per annum rate equal to eight and 25/100ths percent (8.25%). All interest payable hereunder shall be calculated on the basis of the actual number of days elapsed in a year of three hundred sixty (360) days.

TIME. time is of the essence hereof. If any payment or portion of a payment or other sum due hereunder is not paid within fourteen (14) days of when due, there shall be immediately due and payable from Borrower to Lender a late fee equal to five percent (5%) of the scheduled payment.

PREPAYMENT. Borrower may prepay this Note in full on any payment due date by giving Lender at least thirty (30) days advance written notice and paying the then unpaid principal balance of this Note, all accrued interest and all other amounts payable hereunder.

SAVINGS. If at any time implementation of any provision hereof shall raise or be deemed to raise the interest rate per annum contracted for, charged in or collectible under this Note above the lawful maximum interest rate per annum in effect from time to time in the applicable jurisdiction, then such interest rate per annum shall be limited to such lawful maximum interest rate; provided, however, that if the applicable state law is amended or the law of the United States of America pre-empts the applicable state law, so that it becomes lawful for the lender to receive a greater interest rate per annum than is presently allowed, Borrower agrees that, on the effective date of such amendment or pre-emption, as the case may be, the lawful maximum hereunder shall be increased to the maximum interest rate per annum allowed by the higher of the amended state law or the law of the United States of America. If from any circumstance, lender or any holder shall ever receive as interest or otherwise an amount which will exceed the applicable lawful maximum rate, such amount which would be excessive shall be deemed a mistake and shall be either refunded or applied to the reduction of any principal owing under this Note, as Lender or the holder may elect.

DEFAULT. The following actions and/or failures to act shall constitute events of default under this Note:

DEFAULT UNDER THIS NOTE. Should Borrower default in the payment of any sum when due under this Note and such default shall continue unremedied for fourteen (14) days thereafter.

OTHER DEFAULTS IN FAVOR OF LENDER. Should Borrower default under any other promissory note, loan, extension of credit, security agreement, or obligation in favor of Lender.

FALSE STATEMENTS. Should any representation or warranty of Borrower or any guarantor made in connection with obtaining the loan evidenced by this Note of any security agreement directly or indirectly securing repayment of this Note prove to be incorrect or misleading in any material respect.

DEFAULT UNDER LOAN AND SECURITY AGREEMENT. Should Borrower default under that certain Term Loan and Security Agreement dated the 3rd day of June, 1999 entered into between Borrower and Lender (the "Loan Agreement"), or should Borrower default under any other security agreement directly or indirectly securing repayment of this Note.

INSECURITY. Should Borrower have a material adverse change with respect to its financial condition which results, in Lender's opinion, in an impairment of the prospect of repayment of this Note.

DEFAULT IN FAVOR OF THIRD PARTIES. Should Borrower default under any material promissory note, loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person.

INSOLVENCY, BANKRUPTCY. should Borrower become unable, or admit in writing its inability, to pay its debts as they mature, or become the subject of proceedings in bankruptcy or insolvency, or make a general assignment for the benefit of creditors, or enter into an arrangement with a group of creditors, or enter into any action for the purposes of accomplishing any of the preceding.

CEASE TO DO BUSINESS. Should borrower or any affiliate of Borrower wind up, liquidate, cease to do business, dissolve, reorganize, merge, consolidate or sell, assign, transfer, lease or otherwise dispose of all or substantially all of its assets, or become the subject of any proceeding for any of the foregoing purposes.

LENDER'S RIGHTS UPON DEFAULT. Should any one or more events of default occur or exist under this Note, as provided above, Lender shall have all rights and remedies reserved to Lender under the Loan and Security Agreement, and shall further have the right, at its sole option, to accelerate the maturity and insist upon immediate payment in full of the unpaid principal balance and all accrued interest and all other amounts then outstanding under this Note (including additional interest accrued on past due payments and any prepayment premium, as provided herein and under the Loan and Security Agreement), together with Lender's attorney's fees, costs, expenses and other fees and charges, as provided herein. Lender shall have the further right, again at its sole option, to accelerate the maturity and to insist upon immediate payment in full of each and every nature and kind that Borrower may then owe to Lender, whether direct or indirect or by way of assignment, and whether absolute or contingent, liquidated or unliquidated, voluntary or involuntary, determined or undetermined, secured or unsecured, whether Borrower is obligated alone or with others on a joint, several or soldiery basis, as a principal obligor or otherwise, all without further notice, demand or putting in default, unless Lender shall otherwise elect.

ATTORNEY'S FEES. If Lender refers this Note to an attorney for collection, or files suit against Borrower to collect this Note, or if borrower files for bankruptcy or other relief from creditors, borrower agrees to pay Lender's reasonable attorney's fees and all other costs, expenses and fees incurred by Lender in any such action. All such fees, costs and expenses shall become a part of the indebtedness evidenced by this Note, and shall bear interest at the rate of interest in effect under this Note from time to time.

RIGHT OF OFFSET. As collateral security for the prompt and punctual payment and satisfaction of this Note, Borrower grants Lender a continuing security interest in the form of a pledge of any and all funds that borrower may have at any time on deposit with Lender or any affiliated companies of Lender and hereby consents and agrees, in the event of default hereunder, to Lender's offsetting against the obligations of Borrower hereunder any sums owning from time to time from lender or any subsidiary or affiliate of Lender (including Caterpillar Inc.) to Borrower.

WAIVERS. Borrower, and each guarantor, surety, endorser or any other party who may at any time become liable for payment of the indebtedness evidenced by this Note (each, an "Other Obligor"), hereby waive presentment for payment, demand for payment, protest, notice of protest, notice of nonpayment, notice of dishonor, notice of acceleration and notice of intent to accelerate hereunder, and all other notices in connection with this Note, filing of suit and diligence in collecting any sums due under this Note or enforcing any of the security for this Note, and severally agree that their obligations and liabilities to Lender hereunder shall be on a "joint and several" basis. To the extent permitted by law, Borrower and each Other Obligor hereby waives all rights to plead any statute of limitations as a defense to any action on this Note. BORROWER AND EACH OTHER OBLIGOR FURTHER WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OR RELATED TO THIS NOTE, AND ACKNOWLEDGE THAT THE FOREGOING WAIVER IS A MATERIAL INDUCEMENT TO LENDER MAKING THE LOAN EVIDENCED HEREBY AND THAT LENDER IS RELYING UPON THE FOREGOING WAIVER. BORROWER AND EACH OTHER OBLIGOR WARRANTS THAT IT HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS. IN THE EVENT OF LITIGATION, THIS NOTE MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT. Borrower and each Other Obligor further severally agree that discharge or release of any party who is or may be liable to Lender for the indebtedness represented hereby, or the release or substitution of any collateral directly or indirectly securing repayment hereof, shall not have the effect of releasing any other party or parties, who shall remain liable to Lender, or of releasing any other collateral that is not expressly released by Lender, or of releasing any other collateral that is not expressly released by Lender. Borrower and each Other Obligor additionally agree that Lender's acceptance of payment other than in accordance with the terms of this Note, or Lender's subsequent agreement to any extension of time, renewal, waiver or number or term), or Lender's failure or delay in exercising any rights or remedies granted to Lender, shall likewise not have the effect of releasing Borrower or any other party or parties from their respective obligations to Lender, or of releasing any collateral that directly or indirectly secures repayment hereof. In addition, any failure or delay on the part of Lender to exercise any of the rights and remedies granted to Lender shall not have the effect of waiving any of Lender's rights and remedies. Any partial exercise of any rights and/or remedies granted to Lender shall furthermore not be construed as a waiver of any other rights and remedies, it being Borrower's intent and agreement that Lender's rights and remedies shall be cumulative in nature. Borrower and each Other Obligor further agree that, should any event of default occur or exist under this Note, any waiver or forbearance on the part of Lender to pursue the rights and remedies available to Lender shall be binding upon Lender only to the extent that Lender specifically agrees to any such waiver or forbearance in writing. A waiver or forbearance on the part of Lender as to one event of default shall not be construed as a waiver of forbearance as to any other event of default.

SUCCESSORS AND ASSIGNS LIABLE. Borrower's and each Other Obligor's obligations and agreements under this Note shall be binding upon Borrower's and each Other obligor's respective successors, heirs, legatees, devisees, administrators, executors and assigns. The rights and remedies granted to Lender under this Note shall inure to the benefit of Lender's successors and assigns, as well as to any subsequent holder or holders of this Note.

CAPTION HEADINGS, PLURAL AND SINGULAR. Caption headings of the sections of this Note are for convenience purposes only and are not to be used to interpret or to define their provisions. In this Note, whenever the context so requires, the singular includes the plural and the plural also includes the singular.

SEVERABILITY, INTEGRATION. If any provision of this Note is held to be invalid, illegal or unenforceable by any court, that provision shall be deleted from this Note and the balance of this Note shall be interpreted as if the deleted provision never existed. this Note constitutes the entire agreement of Borrower with respect to the repayment to Lender of the indebtedness evidenced hereby and may not be altered or amended except by a writing signed by Lender.

APPLICABLE LAW. This Note shall be governed by and construed in accordance with the internal laws of the State of Tennessee, without regard to the conflicts of laws principles thereof.

NOVATION. This note represents a consolidation and renewal of the indebtedness evidenced by those certain notes, dated on or about February 26, 1997, January 25, 1999, April 24, 1999, July 10, 1997, August 1, 1997, September 15, 1997,
September 24, 1997, February 1, 1998, November 20, 1997, May 4, 1998 and August 10, 1998, made by one or both of the Co-borrowers to the order of Lender in the respective original principal amounts of $13,041,370.93, $13,700,000.00, $225,763.64, $273,646.98, $36,027.56, $177,756.96, $164,190.00, 740,193.04,
31,600,000.00,  $341,109.04 and $748,418.62 (original Notes), respectively. this renewal note is not intended to constitute, nor shall it be deemed to constitute a novation of the Original Notes.

Borrower has read and fully understands all of the provisions of this Note.



---------------------------
Borrower


---------------------------
I. borrower

Kimmins Contracting Corp.                   Kimmins Equipment Leasing Corp.

Signature: ____________________             Signature: ____________________


Name (PRINT): _________________

Name (PRINT): _________________

Title: ________________________

Title: ________________________

                                    EXHIBIT C

                             DESCRIPTION OF PROPERTY


DESCRIPTION OF PROPERTY


All Eligible Accounts; which shall mean any right of the debtor to payment for goods sold or leased or for services rendered which is not evidenced by an Instrument or Chattel Paper, whether or not earned by performance.

All debtor's right, title and interest in and to such items represented by securing the Eligible Accounts;

Equipment as listed in Addendum "A"

And all receivables, accounts receivable, and any all proceeds, case proceeds, non-cash proceeds, insurance proceeds (each as defined by the Uniform Commercial
Code) now or hereafter owned or acquired by debtor and wherever located, together with present and future attachments, additions and accessories thereto and all substitutions, replacements, accessions and proceeds thereof, including amounts payable under any insurance policy.

                                    EXHIBIT D

                         BUSINESS LOCATIONS OF BORROWER


Kimmins Contracting Corp. - 1501 Second Avenue, East, Tampa, FL 33605 Kimmins Contracting Corp. - 104 North Ellis Road, Jacksonville, FL 32254


        COLLATERAL LOCATIONS OF BORROWER IF OTHER THAN BUSINESS LOCATIONS
                          (Subject to Lender Approval)


                                      None

                                   EXHIBIT E.

FISCAL YEARS FOR WHICH ANNUAL AUDITED CONSOLIDATED FINANCIAL STATEMENTS OF THE BORROWER ARE REQUIRED

December 31, 1998



INTERIM PERIODS FOR WHICH UNAUDITED INTERIM FINANCIAL STATEMENTS OF THE BORROWER ARE REQUIRED

March 31, 1999

                                    EXHIBIT F

       SUBSIDIARIES AND AFFILIATES OF THE BORROWER AND OWNERSHIP OF STOCK

Name of each of Borrower's Subsidiaries:

None

Jurisdiction of Incorporation:

Florida

Percentage of Voting Stock Owned by the Borrower:

100% owned by Kimmins Corp.

Name of each of the Borrower's corporate or joint venture Affiliates:

None

Nature of the affiliation:

Not applicable

Number, nature and holder of all outstanding Securities of the Borrower and each Subsidiary of the Borrower:

None

Number of authorized, issued and treasury shares of the Borrower and each Subsidiary of the Borrower:

None

Number of authorized, issued and treasury shares of the borrower and each Subsidiary of the Borrower:

10,000 shares authorized; 10,000 shares issued; 0 shares treasury

                                    EXHIBIT G

                   CORPORATE NAMES AND TRADE NAMES OF BORROWER


Borrower's correct corporate name, as registered with the Secretary of State of the State of Florida is:

                           "Kimmins Contracting Corp."

During the preceding five-year period, Borrower has used the following names:

None

                                    EXHIBIT H

                    DEBT OF BORROWER GREATER THAN $5,000,000

Set forth below are all credit agreements, indentures, purchase agreements, guarantees, surety agreements, capitalized leases, and other investments, agreements and arrangements presently in effect providing for or relating to extensions of credit (including agreements and arrangements for the issuance of letters of credit or for acceptance financing) in respect of which the Borrower or any Subsidiary is in any manner directly or contingently obligated for an amount greater than $5,000,000:



None

                                    EXHIBIT I

                              COMPLIANCE WITH LAWS

Following are all citations, notices or orders of noncompliance (that have not been complied with or withdrawn), issued to the Borrower under any applicable law or regulation including, without limitation, OSHA and all Environmental Laws, which would have a Material Adverse Effect:


None

                                    EXHIBIT J

                                   LITIGATION


There are no proceedings pending against Borrower in any court, except as follows:


None



The only threatened litigation of which Borrower is aware is as follows:


None

                                    EXHIBIT K

                                 LABOR CONTRACTS


Borrower has no agreements with any organization of its employees, except the following:



None

                                    EXHIBIT L

                               SURETY OBLIGATIONS

Set forth below is a list of all of Borrower's obligations as surety or indemnitor under any surety or similar bond or other contract or agreement to assure payment, performance or completion of performance of any undertaking or obligation of any other Person:


None

                                    EXHIBIT M

                             COMPLIANCE CERTIFICATE

To:      The lenders who are parties to the Loan
         and Security Agreement described below:

         This Compliance Certificate is furnished pursuant to that certain Term Loan and Security Agreement dated July 3, 1999 (as at any time amended, the "Loan Agreement") among Kimmins Contracting Corp., ("Borrower") and Caterpillar Financial Services Corporation ("Lenders"). Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Loan Agreement.

         THE UNDERSIGNED HEREBY CERTIFIES THAT:

1.       I am the duly elected president of Borrower;

2. I have reviewed the terms of the Loan Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below; and

4. Schedule I attached hereto sets forth financial data and computations evidencing Borrower's compliance with certain covenants of the Agreement, all of which data and computations are, to my knowledge, true, complete and correct.

     Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the borrower has taken, is taking, or proposes to take with respect to each such condition or event:

================================================

================================================

         The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this
Certificate in support hereof, are made and delivered, this ____ day of _________, 19___.

                                               ---------------------------------
                                               President

                      SCHEDULE I TO COMPLIANCE CERTIFICATE

Schedule of Compliance as of  _____________,  19___,  with Provisions of Section
8.1 of the Loan Agreement

                                    EXHIBIT N

                                 PERMITTED LIENS

                                    EXHIBIT O

                               OPINION OF COUNSEL

February ___, 1997

Caterpillar Financial Services Corporation
3322 West End Avenue
Nashville, Tennessee 37302-0983

Ladies and Gentlemen:

Re: Term Loan and Security Agreement and Working Capital loan and Security Agreement Dated as of February ___, 1997 by and between Caterpillar financial Services Corporation and Kimmins Contracting Corporation.

         We have acted as counsel to Kimmins contracting Corporation (the "Borrower"), a Florida corporation, in connection with the preparation and delivery of the Term Loan and Security Agreement and Working Capital Loan and Security Agreement dated as of February ___, 1997, by and between the Borrower and Caterpillar Financial Services Corporation ("CFSC") and all documents related thereto (the "Loan Documents"). Unless otherwise stated herein all capitalized terms used herein shall have the same meaning as defined in the Loan Agreements.

         In connection with this opinion, we have:

A.   Examined the Loan Documents including the attachments thereto;

B. reviewed the Articles of Incorporation, By-laws and minute book of the Borrower;

C. Reviewed copies or originals of documents which we or Borrower have heretofore delivered to you;

D. Examined certified copies of minutes of the Borrower's Board of Directors at which action was taken with respect to the Loan Documents;

E.   Examined certificates of public officials; and

F. Made such other inquiry of the Borrower, and have examined such other documents, records and other instruments and made such investigations of fact and law as we deem necessary and relevant as a basis for this opinion.

         In rendering this opinion, we have assumed the due authorization, execution and delivery of each document referred to herein by all parties to such document other than the Borrower.

         As members of the bar of the State of Florida, we do not purport to be experts in the law of any other jurisdiction, and our opinion is limited to matters of Florida and Federal law as provided herein.

         This letter is prepared at the Borrower's request and in accordance with the Loan Documents. Based upon the foregoing, and subject to the qualifications, limitations and exceptions set forth below, we advise you that it is our opinion as of this date that:

         (1) The borrower is duly incorporated, validly existing and in good standing under the laws of its state of incorporation, and is duly licensed or qualified to transact business in all jurisdictions where the character of its Property owned or leased or the nature of its business transacted makes such licensing or qualification necessary unless the failure to be licensed or qualified to transact business in such jurisdiction would not have a material adverse effect on the financial condition, Property or operations of the Borrower and the ability of the Borrower to perform its obligations under the Loan Documents;

         (2) The borrower has all requisite power and authority, corporate or otherwise, to conduct its business, to own its Property and to execute and deliver, and to perform all of its obligations under the Loan Documents;

         (3) The execution, delivery and performance by the Borrower of the Loan Documents and all related agreements, and the borrowing thereunder, have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the stockholders of the Borrower, or any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of the Articles of Incorporation or Bylaws of the Borrower, or to the best of our knowledge, upon due inquiry, any order, writ, injunction or decree presently in effect having applicability to the Borrower, or (iii) to the best of our knowledge, upon due inquiry, result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its Property may be bound or affected;

         (4) The Loan Documents have been duly executed and delivered and constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency and other similar laws affecting creditors' rights generally and by the effect of general principles of equity;

         (5) To the best of our knowledge, upon due inquiry, there are no actions, suits or proceedings pending or threatened against or affecting the Borrower, or the Property of the borrower, before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if determined adversely to the Borrower, would have a material adverse effect on the financial condition, Property, or operations of the Borrower, or the Borrower's ability to perform its obligations under the Loan Documents;

         (6) The provisions of the Loan Documents are effective to create, in favor of CFSC, valid and enforceable security interests in the collateral, to the extent that a security interest can be created therein under Article 9 of the Uniform Commercial Code of Florida;

         This opinion is limited to the matters expressly set forth herein, and no opinion is implied or may be inferred beyond the matters expressly set forth herein. The opinions expressed herein are being delivered to you as of the date hereof in connection with the Loan Documents described hereinabove and are solely for your benefit in connection with the Loans thereunder and may not be relied on in any manner or for any purpose by any other person, nor any copies published, communicated or otherwise made available in whole or in part to any other person or entity without our specific prior written consent, except that you may furnish copies thereof (i) to any of your permitted successors and assigns in respect of the Loan Documents, (ii) to your independent auditors and attorneys, (iii) upon the request of any local or federal authority or official having regulatory jurisdiction over you, and (iv) pursuant to order or legal process of any court or governmental agency.

                           Very truly yours,



                           By: ___________________,
                               Partner

                                    EXHIBIT Q

                             SUBORDINATION AGREEMENT

         WHEREAS,  ___________________________  ("Creditor")  has  or  may  have acquired a security interest in certain property of Kimmins Contracting Corporation, 1502 2nd Ave., Tampa, FL 33605 ("Debtor");

         WHEREAS, Caterpillar Financial Services Corporation ("CFSC") has or will make certain credit facilities available to Debtor pursuant to those certain Term Loan and Security Agreement and Working Capital Loan and Security Agreement (the "Agreements"), pursuant to which Agreements Debtor agrees that the security interests granted to CFSC shall be first and prior on the following items and as to all proceeds (including insurance proceeds) resulting from the sale, disposition, or loss thereof (the "Collateral"): (a) all accounts or rights of the Debtor to payment for goods sold or leased or for services rendered which is not evidenced by an instrument or chattel paper, whether or not earned by performance; (b) all equipment, vehicles, goods or other personal property of Debtor as set forth in Exhibit A; and (c) all accessions to, substitutions for and all replacements, products and cash and non-cash proceeds of such property described in (a) and (b) above, including, without limitation, proceeds of and unearned premiums with respect to insurance policies insuring any thereof and claims against any person for loss of, damage to, or destruction of any or all thereof.

         NOW, THEREFORE, for sufficient consideration and in order to enable both CFSC and Creditor to extend credit to Debtor, and upon Creditor receiving payment of $ ________________, Creditor is willing and agrees to subordinate any security interest it may have in the collateral to that of CFSC under the following terms and conditions;

         1. Any security interest that CFSC may now have or hereafter acquire in the collateral and cash and non-cash proceeds thereof shall at all times be senior and prior to any security interest which Creditor may now have or hereafter acquire in the Collateral or proceeds thereof.

         2. The priority set forth herein shall apply regardless of the time or order of attachment or perfection of the respective security interests of CFSC and Creditor, the time or sequence in which any financing statements are or were filed or the time of giving or failure to give notice of the acquisition of purchase money or other security interests.

         3. In addition to the foregoing, and to further induce CFSC to lend against the Collateral, Creditor hereby agrees that any payment of any indebtedness present or which may in the future be owing to Creditor by Debtor in connection with the collateral, including any and all interest accrued thereon, shall be subordinate to the payment of principal and interest of any and all present and future debts and obligations of Debtor to CFSC, whether or not the debts owing to CFSC are present contemplated by the Debtor, Creditor or CFSC. Any payments received by Creditor in violation of this provision shall be held in trust by Creditor for the benefit of CFSC.

         4. Creditor will not foreclose upon or take any action in respect of any of the Collateral until CFSC is paid in full by Debtor all sums owing to CFSC (including interest and expenses) under the Agreement.

         5. This Agreement shall be binding upon the successors and assigns of Creditor and inure to the benefit of the successors and assigns of CFSC. This Subordination shall remain effective until such time as both parties hereto may agree in writing to terminate this Subordination or until such time as CFSC has been paid all sums (including interest and expenses) due CFSC under the Agreements.

         Please indicate your acceptance of the foregoing by signing the enclosed copy of this letter in the space provided below and returning the copy so executed to me in the enclosed stamped, self-addressed envelope.

         Accepted and Agreed to:

         Caterpillar Financial Services Corporation __________________